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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Cano Petroleum, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cano Petroleum, Inc.
Burnett Plaza
801 Cherry St., Suite 3200
Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, December 12, 2007
Time:	10:00 a.m. C.S.T.
Place:	Fort Worth Club 306 West 7th Street, Fort Worth, Texas 76102
Purpose:	To elect members of the Board of Directors, whose terms are described in the proxy statement.
To ratify the selection of Hein & Associates LLP as Cano's independent registered public accounting firm for the year ending June 30, 2008.
To conduct other business properly raised before the meeting and any adjournment or postponements of the meeting.
Record Date:	You may vote if you were a stockholder of record of our common stock or Series D Convertible Preferred Stock on October 29, 2007.
Proxy Voting:
Your vote is important. You may vote in one of the following ways: (1) in person at the meeting, (2) by signing, dating and returning your proxy card in the enclosed postage-paid envelope, (3) via the Internet pursuant to the instructions included on the enclosed proxy card, (4) via telephone pursuant to the instructions on the enclosed proxy card, or (5) for shares registered in the name of a brokerage firm or bank, shares may be voted as outlined in the voting instruction form provided by the brokerage firms, banks or nominees.
On behalf of the Board of Directors

/s/ PHILLIP FEINER PHILLIP FEINER Corporate Secretary

Fort Worth, Texas
October 29, 2007

PROXY STATEMENT

        Your proxy is being solicited by the Board of Directors of Cano Petroleum, Inc., a Delaware corporation, for use at the 2007 Annual Meeting of the Stockholders. The Annual Meeting will be held on Wednesday, December 12, 2007, at 10:00 a.m. C.S.T., at the Fort Worth Club, 306 West 7th Street, Fort Worth, Texas 76102. This proxy statement and the accompanying proxy card contain information about the items you will vote on at the annual meeting. We will begin mailing these documents to stockholders on or about November 7, 2007.

FREQUENTLY ASKED QUESTIONS AND ANSWERS

What is the purpose of the annual meeting?

        At the annual meeting, stockholders will vote upon the matters described in the accompanying notice of meeting. Although the Board of Directors knows of no other business to come before the annual meeting, the persons named in the proxy card intend to vote on any such new matters in accordance with their best judgment. Adjournments and postponements of the annual meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of common stock and the Series D Convertible Preferred Stock representing a majority of the vote present in person or by proxy at the annual meeting, whether or not a quorum exists, without further notice other than by an announcement made at the annual meeting.

Why am I receiving this Proxy Statement?

        You are receiving this proxy statement and the enclosed proxy card because you owned shares of common stock or Series D Convertible Preferred Stock of Cano Petroleum, Inc. on October 29, 2007, the record date. This Proxy Statement describes the proposals on which you, as a stockholder, may vote. It also gives you information on these proposals and certain other information in order that you may make an informed decision.

What does it mean if I receive more than one proxy card?

        If your shares are registered differently and are in more than one account, you will receive more than one proxy card. If you hold shares through someone else, such as a bank or broker, you may also receive material from them asking how you want to vote. Please sign and return all proxy cards to be certain that all your shares are voted. You may wish to consider consolidating as many accounts as possible under the same name and address. We recommend that you contact your broker and/or Cano's transfer agent, Interwest Transfer Company, at 1-801-272-9294 to assist you in combining multiple accounts that you may have.

Who may vote and how many votes do I have?

        You may vote in person at the Annual Meeting, or vote by proxy, if you owned shares of Cano's common stock or Series D Convertible Preferred Stock at the close of business on the record date, October 29, 2007. Each share of common stock that you owned or, with respect to the Series D Convertible Preferred Stock, each share of common stock into which your Series D Convertible Preferred Stock may be converted (subject to the restrictions contained in the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock), on the record date entitles you to one vote on each proposal that is voted on by the stockholders. On the record date, there were 33,482,217 shares of common stock outstanding and entitled to vote and 47,116 shares of Series D Convertible Preferred Stock outstanding and entitled to vote which were convertible into 8,990,395 shares of our common stock for an aggregate total number of voting shares of 42,472,612.

How do I vote before the meeting?

        You have several ways that you may vote before the meeting, as explained in the detailed instructions on your proxy card. In summary:

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  By mail by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided with this proxy statement;

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  Via the Internet pursuant to the instructions included on the enclosed proxy card;

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  Via telephone pursuant to the instructions included on the enclosed proxy card; or

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  For shares registered in the name of a brokerage firm or bank, shares may be voted as outlined in the voting instruction form provided by the brokerage firms, banks or nominees.

How does the Board of Directors recommend that I vote?

        The Board of Directors recommends that you vote your shares "FOR" each of the items on the accompanying notice of meeting.

Can I vote at the Annual Meeting?

        Shares registered directly in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held in street name may be voted in person if you obtain a legal proxy from the broker or nominee that held your shares on the record date giving you the right to vote the shares. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may still vote your shares in person at the meeting, even if you have previously voted by proxy, by revoking your proxy.

Will my shares be voted if I do not sign and return my proxy card?

        If your shares are registered in your name and you do not sign and return your proxy card nor attend the meeting in person, your shares will not be voted.

        If your shares are held in "street name," your broker may vote your shares under certain circumstances. Brokerage firms have authority under stock exchange rules to vote their customers' shares on some routine matters, such as the uncontested election of directors. If you do not provide instructions to your broker on how to vote your shares, your broker may either vote your shares on routine matters or leave your shares unvoted.

        If a brokerage firm that is entitled to vote your shares leaves those shares unvoted, it is called a "broker nonvote." A brokerage firm cannot vote customers' shares on nonroutine matters without instructions from you. You may have granted your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your broker. If nonroutine matters are to be voted on and you hold your shares in street name and you do not authorize your broker to vote on your behalf, you must obtain a legal proxy from your stockbroker in order to vote at the Annual Meeting. We encourage you to provide instructions to your broker. This ensures your shares will be voted at the meeting.

Can I change my mind after I have voted?

        You may revoke your proxy (that is, cancel it) and change your vote at any time prior to the Annual Meeting by:

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  Completing, signing and returning another proxy card that is dated after the date of your earlier proxy card. Only the latest proxy card will be counted.

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  Sending a written notice to our Corporate Secretary that you are revoking your proxy. Such notice must be received prior to the Annual Meeting.

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  Attending the Annual Meeting and voting in person.

        If you do not properly revoke your proxy, the previously submitted properly executed proxy will be voted as you specified in your earlier proxy.

What is the effect of signing and returning my proxy card?

        When you sign and return the proxy card, you appoint S. Jeffrey Johnson and Morris B. Smith as your representatives at the Annual Meeting. Messrs. Johnson and Smith will vote your shares at the Annual Meeting as you have instructed them on your proxy card. In this way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance of the Annual Meeting just in case your plans change. Subject to the limitations set forth above, you may vote in person at the Annual Meeting, even if you have already sent in your proxy card.

        If you sign and return your proxy card, but do not indicate on the proxy card how you want your votes cast, Messrs. Johnson and Smith will vote your shares FOR all of the nominees for director and FOR each of the items on the accompanying notice of meeting.

How will votes be counted?

        We will appoint one or more inspectors of election to act at the Annual Meeting and to make a written report on the voting. Prior to the Annual Meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of the shares, determine the shares represented at the Annual Meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspectors will tabulate the number of votes cast (i) for or withheld with respect to each nominee for director, (ii) for, against or abstaining with respect to the ratification of Hein & Associates LLP as Cano's independent registered public accounting firm and (iii) for each other matter as may properly come before the Annual Meeting or any adjournment thereof.

How many votes are needed to hold the Annual Meeting and properly conduct business?

        In order to hold the Annual Meeting and properly conduct business, a quorum, or a majority of the shares entitled to vote as of October 29, 2007, must be present at the meeting. Shares will be counted as present at the meeting if the stockholder is either present in person at the meeting or has properly submitted a proxy card.

        Broker nonvotes and other shares that are present but abstain from voting, or do not vote, are counted for purposes of determining the presence of a quorum.

How many votes are needed to elect directors?

        The nominees receiving the highest number of "FOR" votes will be elected as directors. Cumulative voting is not permitted. You may vote "FOR" all of the nominees or you may "WITHHOLD AUTHORITY" to vote for a particular nominee or nominees. Unless you mark "WITHHOLD AUTHORITY" to vote for a particular nominee or nominees, your proxy will be voted "FOR" each of the director nominees named in this proxy statement. Abstentions and broker non-votes will not be counted for this purpose.

Do the Directors attend the Annual Meeting?

        It is our policy that all directors attend our Annual Meetings, and all directors, subject to illness or an unavoidable schedule conflict, are expected to attend the 2007 Annual Meeting. Last year, 5 of 7 of our directors attended our annual meeting.

How many votes are required to approve other matters that may come before the stockholders at the meeting?

        With regard to the approval the ratification of Hein & Associates LLP as Cano's independent registered public accounting firm, the affirmative vote of a majority of the votes cast at the Annual Meeting is required. Abstentions are counted as votes cast, and therefore have the same effect as votes cast against the approval of any of these items. Broker non-votes are not considered to be votes cast, and have the effect of reducing the total number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which a majority is calculated.

How many shares can be voted at the Annual Meeting?

        As of the record date, there were 33,482,217 shares of common stock outstanding and 47,116 shares of Series D Convertible Preferred Stock outstanding, convertible into 8,990,395 shares of common stock, for a total aggregate number of voting shares of 42,472,612. Each outstanding share of common stock outstanding or into which the Series D Preferred Stock may be converted entitles the holder to one vote on all matters covered in this proxy statement.

Who pays for the solicitation of proxies?

        Cano will pay the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. Cano has retained Broadridge Financial Solutions, Inc. to distribute broker search cards and to distribute this proxy statement, the attached form of proxy card and the 2007 Annual Report, for a fee of less than $7,500. Additionally, we may use our officers and employees to solicit proxies in person or by telephone, facsimile, electronic media or similar means (any officers or employees soliciting proxies will not receive any extra compensation for their efforts).

What should I do if I have questions about the Annual Meeting or the proxy?

        If you have questions about the Annual Meeting or your proxy, please contact Phillip Feiner, Assistant General Counsel and Corporate Secretary, Burnett Plaza, 801 Cherry St., Suite 3200, Fort Worth, Texas 76102, phone number 1-877-698-0900.

BUSINESS OF THE MEETING

        There are two matters being presented for consideration by the stockholders at the Annual meeting.

Proposal 1: ELECTION OF DIRECTORS

General

        Cano's Bylaws provide that at each annual meeting of stockholders, the directors be elected by a plurality vote (cumulative voting is not permitted) for a term of one (1) year and such directors shall hold office until their successors are elected and qualified.

        Donnie D. Dent, one of our current directors has decided not to stand for re-election to the Board of Directors. All of the other existing directors are standing for election to the Board of Directors, were recommended for nomination by the Nominating and Corporate Governance Committee and were approved for nomination by the Board of Directors. In addition, David W. Wehlmann is standing for election, was recommended for nomination by the Nominating and Corporate Governance Committee and was approved for nomination by the Board of Directors. On March 2, 2007, Messrs. Gaudin and Niemiec were appointed to the Board of Directors by the Board of Directors after the recommendation of the Nominating and Corporate Governance Committee, and on March 12, 2007, Mr. Powell was appointed to the Board of Directors by the Board of Directors after the recommendation of the Nominating and Corporate Governance Committee.

        Robert L. Gaudin was first elected as director on March 2, 2007. Mr. Gaudin was introduced to us by Mr. S. Jeffrey Johnson, our Chairman and Chief Executive Officer as a result of past interactions with Mr. Gaudin at various industry functions. Mr. Gaudin was then interviewed by the then current members of the Nominating and Corporate Governance Committee to determine his qualifications to sit on the Board of Directors, including a finding of his independence. This determination was made on March 1, 2007. Subsequently, the Nominating and Corporate Governance Committee recommended Mr. Gaudin to the Board of Directors. Members of the Board of Directors had an opportunity to meet Mr. Gaudin and discuss his credentials prior to Mr. Gaudin's election to the Board of Directors.

        Donald W. Niemiec was first elected as director on March 2, 2007. Mr. Niemiec was introduced to us by Mr. Morris B. "Sam" Smith, our Senior Vice President and Chief Financial Officer as a result of a past working relationship as fellow-executives of Union Pacific Resources. Mr. Niemiec was then interviewed by the then current members of the Nominating and Corporate Governance Committee to determine his qualifications to sit on the Board of Directors, including a finding of his independence. This determination was made on March 1, 2007. Subsequently, the Nominating and Corporate Governance Committee recommended Mr. Niemiec to the Board of Directors. Members of the Board of Directors had an opportunity to meet Mr. Niemiec and discuss his credentials prior to Mr. Niemiec's election to the Board of Directors.

        William O. Powell III was first elected as director on March 12, 2007. Mr. Powell was introduced to us by Mr. Smith, our Senior Vice President and Chief Financial Officer, as a result of interactions with Mr. Powell from various industry functions. Mr. Powell was then interviewed by the then current members of the Nominating and Corporate Governance Committee to determine his qualifications to sit on the Board of Directors, including a finding of his independence and of his financial expertise as defined in 401(h)(2) of Regulation S-K. This determination was made on March 1, 2007. Subsequently, the Nominating and Corporate Governance Committee recommended Mr. Powell to the Board of Directors. Members of the Board of Directors had an opportunity to meet Mr. Powell and discuss his credentials prior to Mr. Powell's election to the Board of Directors.

        David W. Wehlmann is a current nominee for election to Board of Directors. Mr. Wehlmann was introduced to us by Mr. Johnson, our Chairman and Chief Executive Officer, as a result of their mutual service on the AMEX Listed Company Council. Mr. Wehlmann was interviewed by the current members of the Nominating and Corporate Governance Committee on October 19, 2007 and October 22, 2007 to determine his qualifications to sit on the Board of Directors, including a finding of his independence. This determination was made on October 22, 2007. Subsequently, the Nominating and Corporate Governance Committee recommended Mr. Wehlmann to the Board of Directors. Members of the Board of Directors had an opportunity to meet Mr. Powell and discuss his credentials on October 22, 2007. The Board of Directors voted to recommend Mr. Wehlmann to the shareholders for election to the Board of Directors.

        Each nominee has consented to being named as a nominee and to serve, if elected. While it is not expected that any of the nominees will be unable to qualify or accept office, if for any reason one or more are unable to do so, the proxies will be voted for substitute nominees selected by our Board of Directors.

INFORMATION WITH RESPECT TO NOMINEES

        The following sets forth certain information with respect to director nominees, all of whom are current board members except for Mr. Wehlmann.

Nominees for Director

S. Jeffrey Johnson (age 42)	Chief Executive Officer and Chairman of the Board of Directors. Mr. Johnson was appointed Chief Executive Officer on May 28, 2004 and Chairman on June 25, 2004. Prior to joining Cano, Mr. Johnson served as the Chief Executive Officer of Cano Energy Corporation from 2001 through 2004, and he served as the Chief Executive Officer of Scope Operating Company from 1997 through 2004.
Gerald W. Haddock (age 60)
Director. Mr. Haddock was appointed to our Board of Directors on December 10, 2004. Mr. Haddock founded Haddock Enterprises, LLC, an entrepreneurial development company concentrating in oil and natural gas and real estate, located in Fort Worth, Texas, in 1999 and has served as its President since that time. He formerly served as President and CEO of Crescent Real Estate Equities from 1996-1999. Mr. Haddock is currently a Director and Audit Committee Chairman of ENSCO International, Inc., a leading global offshore oil and natural gas drilling service company listed on the NYSE. Mr. Haddock has been a member of the governing board of Sabine Production Operating, LLC since its organization in May 2005. Mr. Haddock also joined the Board of Directors of Meritage Homes Corporation in early 2005, named "Fastest Growing Public Homebuilder—2003" by Builder magazine. Mr. Haddock also serves for Baylor University on the Baylor Foundation Board of Directors and serves on the Dean's Strategic Council for the Graduate Tax Program at New York University.

Randall Boyd (age 50)
Director. Mr. Boyd was appointed to our Board of Directors on October 25, 2004. Mr. Boyd began his career with IBM in 1979 and served in various capacities, including sales, market forecasting/pricing and industry strategy. He joined Sky Chefs in 1989 and left the company in 2003. In 2001, he was appointed CEO of the Americas Regions, member of the Global Executive Board and Global Executive Vice President of Marketing and Sales of Sky Chefs. Since 2004, he has been Executive Producer of the television production "Honey Hole" and has been president of R.C. Boyd Enterprises, LLC, the owner of the television production.
Donald W. Niemiec (age 61)
Director. Mr. Niemiec was appointed to our Board of Directors on March 2, 2007. From 1982 to 2000, Mr. Niemiec was employed in various capacities by Union Pacific Resources Group, Inc., including President of Union Pacific Fuels, Inc. and Vice President, Marketing & Corporate Development. From 2000 to the present, he has served as President of WR Energy, LLC, a strategic consulting company for the energy industry and since January 2005 has served as CEO and Managing Partner of Avery Taylor Custom Homes.
Robert L. Gaudin (age 57)
Director. Mr. Gaudin was appointed to our Board of Directors on March 2, 2007. Mr. Gaudin maintains over thirty years of exploration and land management experience in the oil and gas industry and since 1998 has been the owner of Grande Energy Company and is also an owner of Holland Acquisitions and Extra Energy in Fort Worth, Texas. Mr. Gaudin is an active member in oil and gas industry associations, including the Society of Petroleum Engineers, the American Association of Petroleum Geologists and the American Association of Petroleum Landmen.
William O. Powell, III (age 60)
Director. Mr. Powell was appointed to our Board of Directors on March 12, 2007. From May 1974 to June 2002, Mr. Powell held various positions, including Worldwide Engagement Leader-Partner with PricewaterhouseCoopers, focusing on energy companies. From October 2003 to March 2004, Mr. Powell was the Vice President and Chief Accounting Officer for La Quinta Corporation and served as Senior Vice President/Chief Financial Officer and Treasurer of ABS Group of Companies from March 2005 to December 2006. Mr. Powell is a Certified Public Accountant.

David W. Wehlmann (age 48)
Director. Mr. Wehlmann is a nominee to be elected to our Board of Directors. He joined Grey Wolf Inc., a leading provider of oil and gas land drilling services in the United States in July 1996 as Vice President and Controller. In February 1998, he was promoted to Senior Vice President, Chief Financial Officer and Secretary and in March 2003 was promoted to Executive Vice President. Prior to joining Grey Wolf Inc, Mr. Wehlmann was Vice President and Chief Accounting Officer of EnerVest Management Company, L.C., a privately-held oil and gas property acquisition and management company. Mr. Wehlmann was Controller of Convest Energy Corporation, a publicly traded oil and gas exploration and production company, from April 1991 until November 1994. Mr. Wehlmann is a Certified Public Accountant.

        The Board of Directors recommends a vote FOR the election of the foregoing nominees as the Board of Directors of Cano.

Vote Required

        The foregoing nominees shall be elected to Cano's Board of Directors by a plurality of the shares of Cano's common stock and Cano's Series D Convertible Preferred Stock voting on an as converted basis with the common stock, present in person or represented by proxy, and entitled to be voted at the meeting.

Proposal 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed Hein & Associates LLP as the independent registered public accounting firm to audit Cano's financial statements for the fiscal year ending June 30, 2008. During fiscal years 2006 and 2007, Hein & Associates LLP served as Cano's independent registered public accounting firm and also provided certain tax and other audit-related services. See Independent Public Accountants on page 45.

        The Audit Committee and the Board of Directors recommends a vote FOR the ratification of the appointment of Hein & Associates LLP as Cano's independent registered public accounting firm for the fiscal year ending June 30, 2008. If the appointment is not ratified, the Audit Committee will consider whether it should select another independent registered public accounting firm.

Vote Required

        Ratification of the appointment of Hein & Associates LLP as Cano's independent registered public accounting firm for fiscal year 2008 requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the meeting.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

        The Board of Directors manages Cano's business and affairs, exercises all corporate powers, and establishes broad corporate policies.

Meetings

        The Board of Directors met 9 times during Fiscal 2007. During that period, all directors attended at least 75% of the board meetings held during the period in which they were a director and at least 75% of the meetings of the committees of which they were members during the period in which they were a member of the committee. The Board of Directors has three standing committees: Audit, Compensation, and Nominating and Corporate Governance.

Director Independence

        The Board of Directors has determined (i) that Messrs. Dent, Gaudin, Niemiec and Powell have met the independence requirements of the American Stock Exchange and Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended, and (ii) that Mr. Wehlmann has met the independence requirements of the American Stock Exchange and Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended. Further, no family relationships exist between any of the directors or executive officers. There are no members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee that are not independent. The Board of Directors determined that Messrs. Tolbert, McCuistion and Underwood, who were directors during portions of the fiscal year ended June 30, 2007 ("Fiscal 2007") but were not directors on June 30, 2007 met the independence requirements of the American Stock Exchange and Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended.

Committees

        The Audit Committee is composed of Messrs. Powell, Niemiec and Dent. Messrs. Powell and Niemiec joined the committee on March 12, 2007 and March 2, 2007, respectively, replacing Messrs. Tolbert and McCuistion who resigned as members of the Board of Directors on March 2, 2007. Dr. Underwood resigned as a member of the Audit Committee on June 29, 2007 when he resigned from the Board of Directors. The Audit Committee held 8 meetings during the fiscal year ended June 30, 2007. No member of the Audit Committee may be an officer of Cano. The Board of Directors has determined that each of the Audit Committee members is an independent director as required by the rules of the American Stock Exchange and Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended. The principal responsibilities of the committee are described in the Audit Committee Charter. The Audit Committee retains the firm of independent public accountants that annually audits our books and records. The Audit Committee reviews the scope and results of the audit with the independent public accountants, as well as our accounting procedures, internal controls, accounting and financial reporting policies and practices, and makes reports and recommendations to the Board of Directors as it deems appropriate. The Audit Committee also conducts appropriate review and oversight over related party transactions. The Board of Directors has determined that Mr. William O. Powell, III, the Audit Committee Chairman, is the Audit Committee financial expert. The Board of Directors has adopted a written Audit Committee Charter which can be found on Cano's website www.canopetro.com or may be obtained upon written request from Phillip Feiner, at 801 Cherry St., Suite 3200, Fort Worth, Texas 76102.

        The Compensation Committee is currently composed of Messrs. Gaudin, Dent and Niemiec. Messrs. Gaudin and Niemiec joined the committee on March 2, 2007 replacing Messrs. Tolbert and McCuistion. Mr. Dent was the Chairman of the Compensation Committee until May 17, 2007, and Mr. Niemiec has been the Chairman of the Compensation Committee since May 17, 2007. The

Compensation Committee held 8 meetings during the fiscal year ended June 30, 2007. Each of the Compensation Committee members is an independent director as required by the rules of the American Stock Exchange and is a "non-employee director" as defined under Section 16b-3 of the Securities Exchange Act of 1934, as amended. The Compensation Committee makes recommendations to the Board of Directors regarding salaries and other compensation of the executive officers and acts upon management's recommendations for salary and other supplemental compensation for all other employees. In addition, the Compensation Committee makes stock related grants under stockholder approved plans. The Compensation Committee also acts upon matters that require director action with respect to all employee pension, welfare and benefit plans and recommends director compensation to the Board of Directors. As described under "Compensation Discussion and Analysis," Messrs, Johnson and Smith make recommendations to the Compensation Committee regarding the base salary, cash bonuses and equity grants for the executive officers. The Compensation Committee considers, but is not bound to accept and recommend, the recommendations of Messrs. Johnson and Smith. In recommending the base salaries for the year -ended June 30, 2007, recommending the November 2006 bonuses, granting the August 2006 restricted stock to Mr. Smith and granting the December 2006 stock options, the Compensation Committee did not use any compensation consultants. As described under "Compensation Discussion and Analysis," in June 2007, Cano hired Towers Perrin to analyze the compensation of the Messrs. Johnson, Smith and McKinney in comparison to 15 peer companies that were identified by Cano. A copy of the Compensation Committee Charter can be found on Cano's website www.canopetro.com or may be obtained upon written request from Phillip Feiner, at 801 Cherry St., Suite 3200, Fort Worth, Texas 76102.

        The Nominating and Corporate Governance Committee is composed of Messrs. Dent, Niemiec and Gaudin. Messrs. Niemiec and Gaudin joined the committee on March 2, 2007 replacing Messrs. Tolbert and McCuistion. Dr. Underwood was the Chairman of the Nominating and Corporate Governance Committee until he resigned from the Board of Directors on June 29, 2007, and Mr. Gaudin has been the Chairman of the Nominating and Corporate Governance Committee since June 29, 2007. The Nominating and Corporate Governance Committee held 4 meetings during the year ended June 30, 2007. Each of the Nominating and Corporate Governance Committee members is an independent director as required by the rules of the American Stock Exchange. The Nominating and Corporate Governance Committee is responsible for overseeing matters of corporate governance, including the evaluation of the performance and practices of the Board of Directors. This committee is also responsible for the search, screening and the selection process for new candidates for director and then for making recommendations to the Board of Directors regarding nominees. The Board of Directors has adopted a Nominating and Corporate Governance Charter and has established criteria regarding the traits, abilities and experience which Board of Directors nominees must possess to be nominated to the Board of Directors, including:

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  a candidate's depth of experience at the policy-making level in business, government or education;

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  the balance of the business interest and experience of the incumbent or nominated directors;

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  a candidate's availability and willingness to devote adequate time to board duties;

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  the need for any required expertise on the board or one of its committees;

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  a candidate's character and judgment and ability to make independent analytical, probing and other inquiries;

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  the candidate's willingness to exercise independent judgment;

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  the candidate's financial independence to ensure such candidate will not be financially dependent on director compensation; and

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  in the case of an incumbent director, such director's past performance on the board.

        The Nominating and Corporate Governance Committee is responsible for reviewing the overall skills and characteristics required of members of the Board of Directors, and reviewing that with the Board of Directors on an annual basis. This committee considers suggestions for nominees for director from many sources, including stockholders. Possible candidates who have been suggested by stockholders are evaluated by the Nominating and Corporate Governance Committee in the same manner as are other possible candidates. If a stockholder wishes to recommend a candidate for director, the stockholder should submit a written nomination, together with appropriate biographical information and the consent of the proposed nominee, to the Nominating and Corporate Governance Committee, c/o Cano's Secretary, Cano Petroleum, Inc., 801 Cherry St., Suite 3200, Fort Worth, TX 76102. This written notice must comply with the advance notice, Nominating and Corporate Governance Committee Charter, informational and other requirements described in the rules and regulations of the Securities and Exchange Commission, and the American Stock Exchange. The charter of the Nominating and Corporate Governance Committee may be found on Cano's internet website at www.canopetro.com or upon written request from Phillip Feiner, 801 Cherry St., Suite 3200, Fort Worth, Texas 76102.

Corporate Governance Matters

        The Board of Directors has adopted a Code of Ethics and Business Conduct that applies to all directors, officers and employees of Cano, a copy of which was filed as Exhibit 14.1 to our annual report on Form 10-KSB for the fiscal year ended June 30, 2004, filed with the Securities and Exchange Commission on September 23, 2004. A current copy of the Code of Ethics and Business Conduct, the Bylaws of Cano, the Audit Committee Charter, the Compensation Committee Charter and the Nominating and Corporate Governance Committee Charter may be found on Cano's internet website at www.canopetro.com. Copies of these documents are also available, without charge, to stockholders upon written request to Phillip Feiner, 801 Cherry St., Suite 3200, Fort Worth, Texas 76102.

Compensation Committee Interlocks and Insider Participation

        From July 1, 2006 until March 2, 2007, the members of the Compensation Committee were Messrs. Dent McCuistion, Tolbert and Dr. Underwood. On March 2, 2007, Messrs. McCuistion and Tolbert resigned from the Board of Directors and were replaced by Messrs. Niemiec and Gaudin, both of whom joined the Compensation Committee. On June 29, 2007, Dr. Underwood resigned from the Board of Directors. Therefore, the current members of the Compensation Committee are Messrs. Gaudin, Dent and Niemiec. None of the persons serving on the Compensation Committee since July 1, 2006 had any relationships covered by Item 407(e)(4) of Regulation S-K.

REPORT OF THE AUDIT COMMITTEE

        Under the Audit Committee Charter, Cano's management has the primary responsibility for preparing Cano's financial statements and establishing and maintaining an appropriate system of internal controls related to the financial reporting process. The independent public accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and provide oversight of management's responsibility, as well as monitor the performance of Cano's auditors, including the audit scope and auditor independence. The Audit Committee is not providing any expert or special assurance as to Cano's financial statements or any professional certification as to the independent public accountants' work. The Audit Committee has the ultimate authority and responsibility to select, evaluate and appoint Cano's independent auditor.

        In fulfilling its responsibilities, the Audit Committee:

  •
  reviewed and discussed Cano's audited financial statements for the year ended June 30, 2007 with management and Hein & Associates LLP, the independent auditors;

  •
  discussed with Hein & Associates LLP the matters required to be communicated by Statement of Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, Communication with Audit Committees, as then in effect; and

  •
  received written disclosures and the letter from Hein & Associates LLP regarding its independence as required by Independence Standards Board Standard No. 1, and the Audit Committee further discussed with Hein & Associates LLP their independence.

        Based on the Audit Committee's review of the audited financial statements and discussions with management and Hein & Associates LLP, including meetings held without management present, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the annual report on Form 10-K for the year ended June 30, 2007, for filing with the SEC.

The Audit Committee
William O. Powell, III Chairman
Don Dent
Donald W. Niemiec

EXECUTIVE OFFICERS

        The executive officers of Cano are:

  •
  S. Jeffrey Johnson, Chief Executive Officer since May 2004;

  •
  Morris B. "Sam" Smith, Senior Vice President and Chief Financial Officer since June 2006;

  •
  Patrick McKinney, Senior Vice President—Engineering and Operations since November 2006; and

  •
  Michael J. Ricketts, Vice President and Principal Accounting Officer since May 2004;

        S. Jeffrey Johnson (age 42), Chief Executive Officer and Chairman of the Board of Directors. Mr. Johnson was appointed Chief Executive Officer on May 28, 2004 and Chairman on June 25, 2004. Prior to joining Cano, Mr. Johnson served as the Chief Executive Officer of Cano Energy Corporation from 2001 through 2004, and he served as the Chief Executive Officer of Scope Operating Company from 1997 through 2004.

        Morris B. "Sam" Smith (age 63), Senior Vice President and Chief Financial Officer. Mr. Smith was appointed a Director and Chairman of our Audit Committee on March 22, 2005 and served in such capacities until May 31, 2006. On June 1, 2006, he began service as our Senior Vice President and Chief Financial Officer. From July 2004 until May 2006, he was a management consultant for Ulterra Drilling Technologies (formerly RBI International, Ltd). In addition, from May 2005 to August 2005, he served as the Chief Financial Officer at Ulterra Drilling Technologies and has served on its board of directors. From October 2004 to January 2005, he was the Interim Chief Financial Officer of Stroud Oil Properties and was a consultant from January 2004 to June 2004. From August 1, 2000 through December 31, 2003, Mr. Smith was Executive Vice President, Chief Financial Officer and Treasurer of Encore Acquisition Company where he was also Corporate Secretary from December 2002 to December 2003. From July 1996 to July 2000, Mr. Smith held the positions of Vice President of Finance and Chief Financial Officer of Union Pacific Resources.

        Patrick McKinney (age 48), Senior Vice President—Engineering and Operations. On November 9, 2006, Mr. McKinney was appointed our Senior Vice President—Engineering and Operations. From June 1, 2006 until November 9, 2006, he was our Vice President—Business Development. From April 2005 until June 2006, he was the Manager of Corporate Planning for Pioneer Natural Resources Company where he analyzed the corporate portfolio and portfolio based assessments of the company. From July 2002 until April 2005, he was the President of Transcor America LLC which was the nation's largest private prisoner transportation and extradition company. From December 1999 until July 2002, he was the Senior Vice President—Chief Financial Officer and Secretary of freightPro, Inc., a transportation, warehousing and logistics company. From 1982 to 1993, he served in engineering and management positions with Union Pacific Resources Company and its parent, Union Pacific Corporation.

        Michael J. Ricketts (age 49), Vice President and Principal Accounting Officer. Mr. Ricketts was appointed Chief Financial Officer and Principal Accounting Officer on May 28, 2004 and remained in such positions until June 1, 2006. He remains the Principal Accounting Officer. Mr. Ricketts served as a member of our Board of Directors from June 25, 2004 until April 6, 2005. Mr. Ricketts is a Certified Public Accountant. Prior to joining Cano, Mr. Ricketts was employed by TNP Enterprises, Inc. and its subsidiaries, Texas-New Mexico Power Company and First Choice Power for 15 years. He served as Director, Treasury from 2003 to 2004. He served as Director, Business Development from 2002-2003. He was the Controller and Assistant Controller from 1998-2002.

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

        The following table sets forth certain information, as of October 25, 2007 with respect to the beneficial ownership of the outstanding common stock and outstanding Series D Convertible Preferred Stock by: (i) any beneficial holder of more than five (5%) percent of our outstanding common stock or outstanding Series D Convertible Preferred Stock; (ii) each of our named executive officers and directors; and (iii) our directors and executive officers as a group. The Series D Convertible Preferred Stock votes on an as converted basis with our outstanding common stock with each of the 47,116 shares of Series D Convertible Preferred Stock having a stated value of $1,000 per share and a conversion price of $5.75. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner(1)	Common Stock Beneficially Owned(2)		Percentage of Common Stock(2)	Preferred Stock Beneficially Owned(2)	Percentage of Preferred Stock(2)%
S. Jeffrey Johnson	1,337,381		4.0%	0	0%
Michael J. Ricketts	378,638		1.1%	0	0%
Donnie D. Dent(3)(4)	145,000		*	0	0%
Gerald W. Haddock(3)(4)(5)	256,500		*	0	0%
Randall Boyd(3)(4)	262,210		*	0	0%
Donald W. Niemiec	7,000		*	0	0%
Robert L. Gaudin	0		0%	0	0%
William O. Powell, III	0		0%	0	0%
Morris B. "Sam" Smith(4)	205,000		*	0	0%
James K. Teringo, Jr.	0		0%	0	0%
Patrick McKinney	145,000		*	0	0%
Wellington Management Company, LLP(6)	4,463,933		12.4%	12,937	27.5%
D. E. Shaw Laminar Portfolios, LLC(7)	1,918,894		5.4%	10,005	21.2%
GLG North American Opportunity Fund(8)	2,422,267		6.9%	6,688	14.2%
William Herbert Hunt Trust Estate(9)	1,176,406		3.5%	2,875	6.1%
Trapeze Asset Management, Inc., Trapeze Capital Corp., 1346049 Ontario Limited, Randall Abramson(10)	4,683,879		13.5%	3,502	7.4%
All officers and directors as a group (10 persons)	2,736,729	(11)	8.1%	0	0%

*
Less than 1%

(1)
Except as otherwise indicated, the address of each beneficial owner is c/o Cano Petroleum, Inc., 801 Cherry St., Suite 3200, Fort Worth, Texas 76102.

(2)
Applicable percentage ownership is based on 33,482,217 shares of common stock issued as of October 25, 2007 and 47,116 shares of Series D Convertible Preferred Stock issued as of October 25, 2007, plus, on an individual basis, the right of that individual to obtain common stock upon exercise stock options or warrants or conversion of Series D Convertible Preferred Stock within 60 days of October 25, 2007. On October 25, 2007, voting together with the common stock, the 47,116 shares of Series D Convertible Preferred Stock had the voting equivalent of 42,465,445 shares of our common stock based on a $5.75 conversion price.

(3)
Includes 25,000 shares issuable upon exercise of outstanding stock options with an exercise price of $4.13 per share and which vested on April 1, 2006, owned by each of Messrs. Dent, Haddock and Boyd.

(4)
Includes 25,000 shares issuable upon exercise of outstanding stock options with an exercise price of $6.30 per share and which vested on December 13, 2006, owned by each of Messrs. Smith, Dent, Haddock and Boyd.

(5)
Includes 50,000 shares currently issuable upon exercise of outstanding stock options and 20,000 shares held by the Gerald Haddock Charitable Foundation in which Mr. Haddock disclaims beneficial ownership.

(6)
Includes 2,481,233 shares of common stock issuable within 60 days of October 25, 2007 upon conversion of 12,937 shares of Series D Convertible Preferred Stock, including common stock attributable to the PIK dividend. Wellington Management Company, LLP, an investment adviser registered under the Investment Advisors Act of 1940, as amended, shares investment discretion and shares voting power over the securities held by certain of its investment advisory clients. In its capacity as an investment adviser, Wellington Management is deemed to have beneficial ownership over 4,463,933 shares in client accounts. Their address is 75 State Street, Boston, Massachusetts 02109.

(7)
Includes 1,918,894 shares of common stock issuable within 60 days of October 25, 2007 upon conversion of 10,005 shares of Series D Convertible Preferred Stock, including common stock attributable to the PIK dividend. D.E. Shaw & Co., L.P., as investment adviser, has voting and investment control over the shares owned by D.E. Shaw Laminar Portfolios, L.L.C. Julius Gaudio, Eric Wepsic, Maximilian Stone and Anne Dinning, or their designees, exercise voting and investment control over the shares on D.E. Shaw & Co., L.P.'s behalf. The address for each of the entities is 120 West 45 St., 39th Floor, New York, NY 10036.

(8)
Includes 1,184,757 shares of common stock currently issuable upon conversion of 6,688 shares of Series D Convertible Preferred Stock within 60 days of October 25, 2007, including dividends accrued since the last dividend date that are convertible into common stock, and 262,500 shares underlying warrants. Norm Gottesman, Emmanuel Roman and Pierre Lagrance, the managing directors of GLG Partners, LP, the investment manager of GLG North American Opportunity Fund, have voting rights and dispositive power over the shares held by GLG North American Opportunity Fund. Their address is Walker House, P.O. Box 908 GT, Mary St., Georgetown, Grand Cayman, Cayman Islands.

(9)
Includes 551,406 shares of common stock issuable within 60 days of October 25, 2007 upon conversion of 2,875 shares of Series D Convertible Preferred Stock, including common stock attributable to the PIK dividend and 125,000 shares underlying warrants. J.W. Beavers, Jr., Trustee has voting and dispositive power with regard to William Herbert Hunt Trust Estate. Its address is 1601 Elm St., Suite 3400, Dallas, TX 75201.

(10)
Includes 620,368 shares of common stock currently issuable upon conversion of 2,692 shares of Series D Convertible Preferred Stock within 60 days of October 25, 2007, including dividends accrued since the last dividend date that are convertible into common stock, and 503,520 shares underlying warrants. Trapeze Asset Management Inc. ("TAMI") an investment adviser registered under the Investment Advisors Act of 1940, as amended, exercises sole investment discretion and voting power over the securities held by certain of its investment advisory clients. Trapeze Capital Corp. ("TCC") a Canadian investment dealer, exercises sole investment discretion and voting power over the securities held by certain of its investment advisory clients. 1346049 Ontario Limited ("Holdco") is a parent holding company for TCC and TAMI, its operating subsidiaries. Randall Abramson serves as Director, Chief Executive Officer, President Secretary and Treasurer of Holdco; Director, President, Chief Executive Office, Secretary, Treasurer and Portfolio Manager of TAMI; and Director, President, Portfolio Manager and Compliance Officer of TCC. Their address is 22 St. Clair Avenue East, 18th Floor, Toronto, ON M4T 253, Canada.

(11)
Includes 225,000 shares currently issuable upon exercise of outstanding stock options.

        No director, executive officer, affiliate or any owner of record or beneficial owner of more than 5% of any class of our voting securities is a party adverse to our business or has a material interest adverse to us.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Compensation Discussion and Analysis

        In this compensation discussion and analysis, we discuss our compensation objectives, our decisions and the rationale behind those decisions relating to compensation for Fiscal 2007 for our named executive officers and our decisions to date regarding compensation for the year ending June 30, 2008 ("Fiscal 2008") and the rationale behind those decisions.

  Objectives of Our Compensation Program

        Our executive compensation program is designed to provide a comprehensive compensation program to meet the following objectives:

  •
  to be fair to both the executive and the Company;

  •
  to provide opportunities to achieve a total compensation level that is competitive with comparable positions at companies with which the Company competes for executives;

  •
  to provide financial incentives to our executives to achieve our key operational objectives set by the Board of Directors;

  •
  to provide an appropriate mix of fixed and variable pay components to establish a "pay-for-performance" oriented compensation program;

  •
  to provide compensation that takes into consideration the education, professional experience and knowledge that is specific to each job and the unique qualities the executive provides; and

  •
  to recognize an executive's commitment and dedication in his job performance and in support of the Company's culture.

  What Our Compensation Program Is Designed to Reward

        Our compensation program is designed to reward, in both the short-term and the long-term, performance that contributes to the implementation of our business strategy and the achievement of our objectives. In addition, we reward qualities that we believe help achieve our business strategy such as teamwork, individual performance in light of general economic and industry specific conditions, the ability to manage and enhance production from our existing assets, the ability to explore new opportunities to increase oil and natural gas production, level of job responsibility and industry experience.

  Elements of Our Compensation Program and Why We Pay Each Element

        Our management compensation program is comprised of four elements: base salary, cash bonus, long-term equity based compensation and benefits.

  •
  Base Salary. We pay base salary to be competitive with salary levels for comparable executive positions at other oil and natural gas companies and to reward an executive's responsibilities, experience, leadership and potential future contribution.

  •
  Cash Bonus. We include a cash bonus as part of our management compensation program because we believe this element of compensation (i) helps focus management on and motivate management to achieve key corporate objectives by rewarding the achievement of these objectives and (ii) is necessary to be competitive from a total remuneration standpoint. In addition, we have paid additional bonuses when appropriate in recognition of certain accomplishments.

  •
  Long-Term Equity Incentive Compensation. We use long-term equity incentive compensation as the primary vehicle for (i) linking the Company's performance and increases in stockholder value to the total compensation for the Company's named executive officers and (ii) providing competitive compensation to attract and maintain our named executive officers.

  How We Determine Each Element of Compensation

        The Compensation Committee and the Board of Directors oversee our compensation program. In accordance with rules of the American Stock Exchange and pursuant to the Compensation Committee Charter, the Compensation Committee is responsible for recommending to the Board of Directors for approval certain types and levels of compensation for our executive officers and for determining itself other types and levels of compensation for our executive officers. Specifically, the Compensation Committee: (i) reviews our compensation strategy; (ii) after consultation with and receiving recommendations from the Chief Executive Officer and Chief Financial Officer, reviews and makes its own recommendations to the Board of Directors with respect to the base salary, incentive compensation, deferred compensation, stock options, performance units and other equity based awards that are not covered by our incentive or equity based plans; and (iii) after consultation with and receiving recommendations from the Chief Executive Officer and Chief Financial Officer, administers incentive and equity based plans in which the Chief Executive Officer and other executive officers may be participants, including the making of grants thereunder.

        After consultation with and receiving recommendations from the Chief Executive Officer and Chief Financial Officer, the Compensation Committee also reviews and makes recommendations to the Board of Directors regarding (i) any employment agreement, severance agreement, change in control agreement or provision that is not covered by our incentive or equity based plans, or separation agreement, or any amendment to the same, that is proposed to be entered into any executive officer; and (ii) any deferred compensation arrangement or retirement plan or benefits that are proposed to be entered into with any executive officer.

        The Compensation Committee is composed of Messrs. Niemiec, Dent and Gaudin all of whom are independent, non-employee directors pursuant to The American Stock Exchange Rules and Rule 16b-3 promulgated pursuant to the Exchange Act.

        The Compensation Committee has the authority to retain and terminate independent third party compensation consultants to obtain independent advice and assistance from internal and external legal, accounting and other advisors. Beginning in June 2007, we hired Towers Perrin to obtain data in order to assess our competitive position with respect to the individual elements of total executive compensation for chief executive officers, chief financial officers and chief operating officers of a peer group to ensure the attraction, retention and appropriate reward of these executive officers by us.

Fiscal 2007

        General.    The process for determining compensation changed at the end of Fiscal 2007. As described in further detail below, until late Fiscal 2007, for Fiscal 2007, we did not use compensation consultants surveys in analyzing our base salaries, cash bonuses and long-term equity incentive, and in keeping with one of the objectives of our compensation plan, to pay for performance, we granted bonuses and equity in connection with the Company in general having certain achievements and not just at the end of Fiscal 2007.

        In June 2007, we changed the process for determining compensation. The Company hired Towers Perrin to provide the executive compensation of comparable companies in the oil and natural gas industry for the chief executive officer, chief financial officer and chief operating officer positions. The peer group of 15 public companies in the oil and natural gas industry, including 6 of which we compete with directly in the Fort Worth market, which were as follows:

Arena Resources Inc.	Pioneer Natural Resources Inc.
Carrizo Oil and Gas Inc.	Quicksilver Resources Inc.
Chesapeake Energy Corp.	Ram Energy Resources Inc.
Denbury Resources Inc.	Range Resources Corp.
Encore Acquisition Co.	Warren Resources Inc.
Gulfport Energy Corp.	Whiting Petroleum Corp.
Legacy Reserves LP	XTO Energy Inc.
Parallel Petroleum Corp.

        For Mr. McKinney, not all of the 15 peer group companies reported compensation information for a position comparable to Mr. McKinney's position. The 7 companies that did have comparable positions to Mr. McKinney's position were as follows:

Carrizo Oil and Gas Inc.	Parallel Petroleum Corp.
Chesapeake Energy Corp.	Pioneer Natural Resources Inc.
Encore Acquisition Co.	Range Resources Corp.
Legacy Reserves LP

        As described below, in setting the Fiscal 2008 base salary, making the June 2007 cash bonuses and making the July 2007 restricted stock grants for Messrs. Johnson, Smith and McKinney, the Compensation Committee and the Board of Directors did not benchmark against the peer group. Instead, the Compensation Committee and the Board of Directors used the Company specific results set forth below and certain individual factors set forth below in setting the Fiscal 2008 base salary, in making the June 2007 cash bonuses and in making the July 2007 restricted stock grants for Messrs. Johnson, Smith and McKinney and then noted for informational purposes only where such compensation elements ranked in comparison with the peer group for Messrs. Johnson, Smith and McKinney.

        Although the Company did not target any percentage or ranking with respect to its peer group, based on Mr. Johnson's Fiscal 2008 base salary as set by his employment agreement, his June 2007 cash bonus and his July 2008 restricted stock grant, his total compensation is in the middle of the peer group chief executive officers, after excluding Chesapeake Energy Corp. and XTO Energy Inc. due to both companies being much bigger than Cano and the remaining peer companies. The compensation package as a whole for Mr. Johnson is designed to recognize the fact that he is also the Chairman of the Board of Directors, bears the primary responsibility for effective management and operation of our business, the development of a successful business plan, the implementation of our business plan and increasing stockholder value. Accordingly, when evaluating Mr. Johnson's on-the-job performance with respect to each of the categories of compensation, the Compensation Committee considers his leadership, strategic planning for our future, dedication and focus on the short-term and long-term interests of the Company and its stockholders and professionalism, integrity and competence.

        Although the Company did not target any percentage or ranking with respect to its peer group, based on the Fiscal 2008 base salary, June 2007 cash bonus and July 2008 restricted stock grant for Messrs. Smith and McKinney, Mr. Smith's total compensation is at the upper end of the peer group chief financial officers and Mr. McKinney's total compensation is at the middle level of the peer group chief operating officers, after excluding for both positions Chesapeake Energy Corp. and XTO Energy Inc. due to both companies being much bigger than Cano or the remaining peer companies.

        Mr. Ricketts is our Principal Accounting Officer. Since Principal Accounting Officers are often not named executive officers and their compensation is not available to the public on proxy statements, peer group information was not obtained regarding principal accounting officers.

        Base Salary.    In connection with the merger of Davenport Field Unit, Inc. and certain other entities with Huron Ventures, we entered into employment agreements with our executives at such time, including Messrs. Johnson and Ricketts, which were to be valid until June 30, 2006, and with the hiring of Mr. Teringo in 2005, we entered into an employment agreement with him. In November 2005, we acquired W.O. Energy of Nevada, Inc. for an aggregate consideration of approximately $55 million and entered into credit agreements with an aggregate maximum borrowing base of $115 million.

        As a result of the acquisition of W.O. Energy of Nevada, Inc. and the availability of the credit facilities, we wanted to show a commitment to our executive officers to attempt to keep them as long term employees in order to successfully implement our long-term strategy of acquiring assets with a high ratio of non-proved or proved undeveloped reserves suitable for enhanced oil recovery techniques, and converting those non-proved or proved undeveloped reserves into proved producing reserves by applying water, gas or chemical flooding or other enhanced oil recovery techniques. Therefore, in January 2006, we entered into (i) a new employment agreement with Mr. Johnson with a 5 year term and a beginning annual salary of $445,000 with the annual salary to increase by at least 7% each January 1; and (ii) an amended employment agreement with each of Messrs. Ricketts and Teringo. The terms of these employment agreements were not based on an official survey and we did not try to have our compensation meet any benchmarks of a peer group. At the time we entered into the contracts, we used informal information that had been obtained by certain members of the Compensation Committee and the Board of Directors regarding the terms of employment for comparable employees other oil and gas companies in order to determine the terms of employment that would be appropriate in order to keep these executive officers at Cano implementing our long-term plan.

        When Mr. Smith resigned from our Board of Directors and became our Chief Financial Officer on June 1, 2006, we entered into a 3 year employment agreement with an annual salary of $240,000. Although we did not attempt to compare Mr. Smith's salary with the salary for other chief financial officers based on any specific survey and we did not try to have his compensation meet any benchmarks of a peer group, we did base the terms of his employment agreement on informal information that had been obtained by certain members of the Compensation Committee and the Board of Directors regarding the terms of employment for an experienced chief financial officer at other oil and gas companies and on his experience of being the chief financial officer for 2 public companies, having participated as the chief financial officer in an initial public offering and a spin-off and reorganization and having over 30 years of experience in the financial industry.

        On June 30, 2006, Mr. Ricketts original employment agreement terminated pursuant to its terms. Effective July 1, 2006, we entered into a new 3 year employment agreement with an annual salary of $175,000. Although we did not attempt to compare Mr. Ricketts's salary with the salary of other principal accounting officers based on any specific survey and we did not try to have his compensation meet any benchmarks of a peer group, we based the terms of his employment agreement on the recommendations of Messrs. Johnson and Smith. Their recommendations were based on Mr. Ricketts's experience at Cano, his knowledge and accounting skills and his knowledge of internal controls in connection with us being subject to Sarbanes-Oxley Section 404 beginning with the year-ended June 30, 2007.

        On November 9, 2006, we promoted Mr. McKinney from Vice President—Business Development to Senior Vice President—Engineering and Operations and amended his 3 year employment agreement by increasing his annual salary to $200,000 from $185,000. Although we did not attempt to compare Mr. McKinney's salary with the salary of other principal operations officers based on any specific survey and we did not try to have his compensation meet any benchmarks of a peer group, we based the terms of his employment agreement on the recommendations of Messrs. Johnson and Smith. Their recommendations were based on the increased responsibilities that Mr. McKinney was assuming in his new position.

        See "2007 Summary Compensation Table" for the ultimate base salaries paid for Fiscal 2007.

  Cash Bonuses.

        In November 2006, we paid the following named executive officers the following cash bonuses:

Named Executive Officer	November 2006 Bonus
S. Jeffrey Johnson Chairman of the Board and Chief Executive Officer	$50,000
Morris B. Smith Senior Vice President—Chief Financial Officer	$50,000
James K. Teringo, Jr. Senior Vice President, Corporate Counsel and Secretary	$40,000
Patrick McKinney Senior Vice President—Engineering and Operations	$25,000
Michael J. Ricketts Vice President and Principal Accounting Officer	$35,000

        Messrs. Johnson, Ricketts and Teringo received this bonus as an annual bonus based on our results from July 1, 2005 through November 2006, including the acquisition of W.O. Energy of Nevada in November 2005, the acquisition of the Pantwist properties in April 2006, implementing two credit facilities and the closing of the September 2006 private placement that provided net proceeds of approximately $75.5 million. Messrs. Smith and McKinney received this November 2006 bonus in recognition of renegotiating the senior credit facility, developing a capital investment plan for the Company's inventory of assets and of the closing of the September 2006 private placement that provided net proceeds of approximately $75.5 million.

        On June 28, 2007, the named executive officers that were employed on such date received cash bonuses as follows:

Named Executive Officer	June 2007 Bonus
S. Jeffrey Johnson Chairman of the Board and Chief Executive Officer	$250,000
Morris B. Smith Senior Vice President—Chief Financial Officer	$150,000
Patrick McKinney Senior Vice President—Engineering and Operations	$125,000
Michael J. Ricketts Vice President and Principal Accounting Officer	$58,000

        Messrs. Johnson and Smith made recommendations to the Compensation Committee regarding year-end cash bonuses. In determining its own recommendation to the Board of Directors for the year-end cash bonus, the Compensation Committee took into account the bonuses that had been paid in November 2006 such that the entire Fiscal 2007 bonus would be considered a bonus for Fiscal 2007 results. The Compensation Committee considered both certain individual factors as described below and the performance of the Company for the entire year as described below.

        The individual factors that the Compensation Committee considered were the following;

  •
  Mr. Johnson's involvement in coordinating the merger in 2004 with Huron Ventures, providing the leadership in identifying assets to acquire and arranging for the financing to acquire such assets and in leading the defense of the fire litigation;

  •
  Mr. Smith's experience as the chief financial officer for 2 public companies, one of whom had initial public offering and one of whom had a spin-off and recapitalization when Mr. Smith was chief financial officer, his years of experience, the internal controls and procedures that Mr. Smith implemented once he became the Chief Financial Officer and the positive performance review in general of Mr. Smith by the Board of Directors;

  •
  Mr. McKinney's capability in being our Senior Operating Officer, the need to keep Mr. McKinney as our Senior Operating Officer in order to implement our business strategy and the positive performance review in general of Mr. McKinney by the Board of Directors; and

  •
  the reviews that Messrs. Johnson and Smith provided regarding Mr. Ricketts's performance in general, his history and institutional knowledge of Cano, responsibility for the timely filing of our Securities and Exchange Commission reports and his performance in implementing our internal controls and procedures.

        The company specific factors were how we executed the capital expenditure budget which included drilling 80 wells, developing the Barnett Shale and beginning the Panhandle waterflood. In addition, the Board of Directors took into consideration the following:

  •
  handling of the fire litigation; and

  •
  the value added to the Company from the following:

  •
  acquiring the New Mexico properties for $9.0 million which added 9.1 million of barrels of oil equivalent of proved reserves;

  •
  disposing of the Rich Valley properties in Oklahoma for $7.0 million which had 600,000 barrel of oil equivalent of proved reserves; and

  •
  the fact that the Company anticipated that its standardized measure of discounted estimated future net cash flows of its proved reserves would increase from $342.5 million at June 30, 2006 to approximately $700 million at June 30, 2007, primarily from the increased reserves and accelerating the development of the Panhandle Field.

        Stock Incentive Plan.    For Fiscal 2007, we granted to our named executive officers both stock options and restricted stock. When Mr. Smith resigned from the Board of Directors and became our Senior Vice President and Chief Financial Officer, he had stock options for 25,000 shares at an exercise price of $4.13 per share that as a result of his resignation, he had 90 days from May 31, 2006 to exercise. Since Mr. Smith did not contemplate exercising the stock options within such 90 day period and would have forfeited them, we chose to issue him 5,000 shares of restricted stock on August 11, 2006 with a one year vesting requirement.

        On December 28, 2006, we granted stock options to our named executive officers at an exercise price of $5.42 per share with one-third of the options vesting on the first, second and third anniversaries of December 28, 2006 if the named executive officer is still employed on such dates. See "Grants of Plan-Based Awards During Fiscal Year 2007." This vesting schedule encourages the executives to remain Cano employees.

        These stock options were issued to the named executive officers (i) based on the implementation to date of our Fiscal 2007 capital expenditure budget; (ii) in order to be competitive in general within the oil and natural gas industry regarding the granting of equity awards since we had not granted all of our executive officers stock options before; and (iii) in order to align the compensation of our named executive officers with the performance of our common stock. As a result, the December 2006 stock options reflect the Compensation Committee's interest in maintaining a competitive ownership plan based upon the Company's progress toward achieving the Company's goals as described above.

        Management Stock Pool Agreement.    In addition to the stock options and restricted stock grants, shares of our common stock were releases from escrow to Messrs. Johnson and Ricketts pursuant to the terms of the Management Stock Pool Agreement. The Davenport Field Unit shareholders comprised eight individuals—five who are now employed by us, one director, and two former employees. Pursuant to the terms of a Management Stock Pool Agreement that was entered into in connection with the Davenport Merger in 2004, the 5,165,000 shares of common stock were placed in escrow. The shares vested to the individuals based on a combination of continued employment, referred to as "compensation shares," and achieving certain performance goals during the next two years, referred to as "performance shares." By July 1, 2006, all of the "compensation shares" issued to Messrs. Johnson and Ricketts in connection with the Davenport Merger had been released; however, 2,272,600 "performance shares" issued to Messrs. Johnson and Ricketts remained in escrow.

        The performance shares were to be released to Messrs. Johnson and Ricketts as the following performance milestones were met:

  •
  in the event that we achieved both of the following performance milestones at June 30, 2006, one half of the performance shares issued to Messrs. Johnson and Ricketts were to be released from escrow:

  •
  We had proven reserves of not less than 2,833 MBOE, and

  •
  We had achieved a thirty day average barrel of oil per day production rate of not less than 1,521 barrels of oil per day (both of these criteria were met, and on October 20, 2006, 1,136,301 shares were released to Messrs. Johnson and Ricketts—See "Option Exercises and Stock Vested During Fiscal Year 2007").

  •
  In addition, in the event that we had proven reserves of not less than 3,777 MBOE at June 30, 2006 and had achieved for thirty days immediately prior to June 30, 2006, an average barrel of oil per day production rate of not less than 2,028 barrels of oil per day, all of the performance shares were to be released from escrow (both of these criteria were not met, and on October 20, 2006, 1,136,299 shares previously issued to Messrs. Johnson and Ricketts were returned to us as treasury shares).

Fiscal 2008

        Base Salary.    On June 28, 2007, the following named executive officers had their employment agreements, which were originally for 3 years and had approximately 2 years remaining, amended to extend them by one year through May 31, 2010 for Messrs. Smith and McKinney and June 30, 2010 for Mr. Ricketts and to increase their annual base salaries for Fiscal 2008 to the following amounts:

Named Executive Officer	Fiscal 2008 Base Salary
Morris B. Smith Senior Vice President—Chief Financial Officer	$300,000
Patrick McKinney Senior Vice President—Engineering and Operations	$250,000
Michael J. Ricketts Vice President and Principal Accounting Officer	$187,000

        Pursuant to the terms of his employment agreement, on January 1, 2008, Mr. Johnson's annual base salary will increase by at least 7% to at least $509,481 which based on the individual factors described above under "Fiscal 2007—Cash Bonuses" and the performance of the Company for the entire year described above under "Fiscal 2007—Cash Bonuses," the Compensation Committee believed was an appropriate adjustment.

        Messrs. Johnson and Smith made recommendations to the Compensation Committee regarding the Fiscal 2008 base salaries. In determining its own recommendation to the Board of Directors for the base salaries, the Compensation Committee did not take into account specific individual performance factors, but rather considered the individual factors described above under "Fiscal 2007—Cash Bonuses" and the performance of the Company for the entire year described above under "Fiscal 2007—Cash Bonuses."

        Cash Bonuses.    At the request of the Board of Directors, currently, the Compensation Committee is developing an annual bonus plan which will be based on certain specified performance objectives that will be set based upon metrics driven by the Board of Directors. These performance objectives will be used a guidelines in awarding cash bonuses for Fiscal 2008. Any cash bonuses are anticipated to be paid after the release of the Annual Report on Form 10-K for the year-ending June 30, 2008.

  Stock Incentive Plan.

        In June 2007, in keeping with a general trend, we decided to no longer issue stock options, but just to issue restricted stock. This is due to both the lack of favorable tax and accounting treatment of stock options as compared to restricted stock as was formerly the case and the desire to reduce the dilution to our stockholders since less shares of restricted stock must be granted to get the same value as shares exercised pursuant to stock options.

        On July 2, 2007, we granted our named executive officers who were employed on such date with the following shares of restricted stock with the restrictions on transfer lapsing for one-third of the shares on the first, second and third anniversaries of July 2, 2007:

Named Executive Officer	July 2007 Restricted Stock
S. Jeffrey Johnson Chairman of the Board and Chief Executive Officer	135,000 shares
Morris B. Smith Senior Vice President—Chief Financial Officer	115,000 shares
Patrick McKinney Senior Vice President—Engineering and Operations	115,000 shares
Michael J. Ricketts Vice President and Principal Accounting Officer	30,000 shares

        Messrs. Johnson and Smith made recommendations to the Compensation Committee regarding restricted stock grants. In determining the amount of the restricted stock grants, the Compensation Committee took into account the stock options that were granted in December 2006 such that the entire Fiscal 2007 stock incentive grants would be considered based on Fiscal 2007 results. The Compensation Committee did not take into account specific individual performance factors, but rather considered the individual factors described above under "Fiscal 2007—Cash Bonuses" and the performance of the Company for the entire year described above under "Fiscal 2007—Cash Bonuses." The vesting schedule encourages the executives to remain Cano employees.

        At the request of the Board of Directors, currently, the Compensation Committee is developing an equity incentive plan which will be based on certain specified performance objectives that will be set based upon metrics driven by the Board of Directors. These performance objectives will be used a guidelines in awarding equity incentive grants for Fiscal 2008. Any equity incentive grants are anticipated to be made after the release of the Annual Report on Form 10-K for the year-ending June 30, 2008.

        Benefits.    We offer a variety of health and welfare programs to all eligible employees, including the named executive officers. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, pharmacy, dental, vision, life insurance and accidental death and disability. We provide full time employees, regularly scheduled to work 40 or more hours per week, short and long-term disability and basic life insurance at no cost to the employee. In addition, for Messrs. Johnson, Smith, McKinney and Ricketts we pay for lunch/athletic club dues and, in addition, for Mr. Johnson we pay for country club dues and provided a car allowance.

  How Elements of Our Compensation Program Are Related to Each Other

        We view the various components of compensation as related but distinct with a significant portion of total compensation reflecting "pay for performance." Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash or non-cash compensation, or among different forms of non-cash compensation. However, for Fiscal 2007, Messrs. Johnson, Smith, McKinney and Ricketts received (i) the most value from the December 2006 stock options and the July 2007 restricted stock grants which related to Fiscal 2007 results, (ii) the second most value from their base salaries and (iii) the least value from their cash bonuses. The Compensation Committee anticipates that the ranking of the value of stock grants, base salaries and cash bonuses in descending order will remain its goal for Fiscal 2008 although there is no set ratio between the 3 elements.

  Accounting and Tax Considerations

        In general, we have structured our compensation program to comply with Internal Revenue Code Section 162(m). Under Section 162(m), a limitation is placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1 million in any taxable year, unless the compensation is performance based.

        Although we will generally attempt to structure executive compensation so as to preserve deductibility, we also believe that there may be circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Internal Revenue Code. Although equity awards may be deductible for tax purposes by us, the accounting rules pursuant to Statement of Financial Accounting Standard 123R, Share-Based Payment, require that the portion of the tax benefit in excess of the financial compensation cost be recorded to paid-in-capital.

  Termination of Employment Arrangements

  Employment Agreements

        As described under "Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table," we have entered into employment agreements with Messrs. Johnson, Smith, McKinney and Ricketts.

        If we do one of the following:

  •
  terminate a named executive officer other than due to his physical or mental illness or other than for "Cause;"

  •
  assign him any duties materially inconsistent with his current position with us; or

  •
  assign him a title, office or status which is inconsistent with his present title, office or status, other than a promotion,

        we shall pay him the greater of the following:

  •
  his annual base salary for the remainder of the term of his employment agreement; or

  •
  six months of his annual base salary.

        See the definition of "Cause" under "Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table."

        If within twelve months after a "Change in Control," we terminate any named executive officer's employment for any reason or if any named executive officer resigns at any time after any diminution of his job title, duties or compensation or the relocation of him to an office in a county that does not abut Tarrant County, Texas, we shall pay such named executive officer three times his annual salary and three times his prior year's bonuses and shall provide for three years to him, his spouse and dependents the right to participate in any health and dental plans that we maintain for our employees.

        See the definition of "Change in Control" under "Potential Payments Under Termination or Change-in-Control."

        Equity Plans.    Pursuant to their stock option agreements, upon a "Change in Control," the unvested stock options of the all employees, including the named executive officers, vest immediately prior to the effective date of the "Change in Control." On August 20, 2007, we amended the restricted stock award agreements of all employees, including the named executive officers, such that upon a "Change in Control," the unvested restricted stock also vests immediately prior to the effective date of the "Change in Control."

        The "Change in Control" provisions in both the employment agreements and the stock option and restricted stock agreements help prevent management from being distracted by rumored or actual changes in control. The "Change in Control" provisions provide:

  •
  incentives for executive officers to remain with Cano despite the uncertainties of a potential or actual change in control transaction;

  •
  assurance of severance and benefits for terminated executive officers; and

  •
  access to equity components after a change in control.

        While there is a double trigger for an executive officer to receive cash payments upon a change in control, there is a single trigger for the vesting of stock options and restricted stock agreements for all employees for the following reasons:

  •
  to be competitive with what we believe to be the standards for the treatment of equity upon a change in control;

  •
  employees who remain after a change of control are treated the same with regard to equity as the general stockholders who could sell or otherwise transfer their equity upon a change in control; and

  •
  since Cano would not exist in its present form after a change in control, executives should not have to have their return on such equity dependent upon the new company's future success.

        Teringo Separation Agreement.    On May 22, 2007, Mr. Teringo resigned his employment. Based on the services that Mr. Teringo provided to us during his tenure, including the acquisition of W.O Energy, the Pantwist properties, the New Mexico properties, the 2006 private placement and subsequent registration statement and the handling of the fire litigation, we entered into this separation agreement pursuant to which (i) we agreed to pay Mr. Teringo $250,000 over twelve months with $66,666.66 being paid in the first month and $16,666.66 being paid in each of the following eleven months; (ii) Mr. Teringo agreed to the cancellation and forfeiture of all stock options and restricted stock held by him; (iii) Mr. Teringo agreed to keep confidential all trade secrets; and (iv) the parties executed a mutual releases of claims.

  Stock Ownership Policy

        Currently the Company does not have a stock ownership policy and does not have a policy that prohibits employees hedging their economic exposure to any shares of the Company stock that they might own.

  Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Regulation S-K, Item 402(b) with management. Based on the review and discussions referred to in the preceding sentence, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement.

By the Compensation Committee:
Donald Niemiec, Chairman Don Dent Robert L. Gaudin

2007 Summary Compensation Table

        The following table summarizes the total compensation awarded to, earned by or paid to (i) our chief executive officer and chief financial officer, (ii) our two other executive officers at June 30, 2007 and (iii) another person who would have been included in this table had he still been employed as an executive officer on June 30, 2007. This table and the accompanying narrative should be read in conjunction with the Compensation Discussion and Analysis, which sets forth the objectives and other information regarding our executive compensation program

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(a)	Option Awards ($)(b)	All Other Compensation ($)(c)	Total ($)

S. Jeffrey Johnson Chief Executive Officer and Chairman of the Board	2007	460,575	300,000	—	77,236	24,479	862,290

Morris B. Smith Senior Vice President and Chief Financial Officer	2007	240,000	200,000	195,279	57,863	—	693,142

Patrick M. McKinney Senior Vice President of Engineering and Operations	2007	194,375	150,000	55,237	38,618	—	438,230

Michael J. Ricketts Vice President and Principal Accounting Officer	2007	175,000	93,000	—	30,894	—	298,894

James K. Teringo, Jr.(d) Senior Vice President and General Counsel	2007	178,846	40,000	—	3,006	250,000	471,852

(a)
Amounts reported reflect the dollar amount required to be expensed for financial statement reporting purposes in fiscal year 2007 in accordance with Statement of Financial Accounting Standards No. 123 (R), "Share Based Payment" and includes awards granted in prior periods. Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. We refer you to the discussion of the assumptions used in the valuation in Note 8 of Notes to Consolidated Financial Statements in our 2007 Annual Report on Form 10-K. Due to his resignation, Mr. Teringo forfeited unvested restricted stock grants totaling 20,000 shares. The restricted stock granted during fiscal year 2007 was granted under our 2005 Long-Term Incentive Plan. The ultimate amount realized may be significantly more or less than the amount shown depending on the price of our stock at the time of vesting or sale of the restricted stock.

(b)
Amounts reported reflect the dollar amount required to be expensed for financial statement reporting purposes in our fiscal year 2007 in accordance with Statement of Financial Accounting Standards No. 123 (R), "Share Based Payment" and includes awards granted in prior periods. Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. We refer you to the discussion of the assumptions used in the valuation in Note 8 of Notes to Consolidated Financial Statements in our 2007 Form 10-K. In connection with his resignation and pursuant to the terms of the separation agreement, Mr. Teringo forfeited stock options exercisable into 90,000 shares of common stock, 50,000 of which were vested. All stock options granted during fiscal year 2007 were under our 2005 Long-Term Incentive Plan. The ultimate amount realized may be significantly more or less than the amount shown depending on the price of our stock at the time of exercise.

(c)
For Mr. Johnson, "All Other Compensation" consists of the total of all car allowances, lunch/athletic club dues and country club dues we paid for on behalf of Mr. Johnson. For Mr. Teringo, "All Other Compensation" consists of the $250,000 that we accrued pursuant to the terms of his severance agreement.

(d)
Mr. Teringo resigned his employment on May 22, 2007.

Grants of Plan-Based Awards During Fiscal Year 2007

        Shown in the table below are the restricted stock and stock option grants to acquire common stock made during our fiscal year 2007 to our named executive officers under the 2005 Long-Term Incentive Plan.

Name	Grant Date	All Other Share Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(a)	Grant Date Fair Value of Stock and Option Awards ($)(b)
S. Jeffrey Johnson	12/28/06	—	100,000	5.42	251,000
Morris B. Smith	8/11/06 12/28/06	5,000 —	— 35,000	— 5.42	25,150 87,850
Patrick M. McKinney	12/28/06	—	50,000	5.42	125,500
Michael J. Ricketts	12/28/06	—	40,000	5.42	100,400
James K. Teringo, Jr.(c)	12/28/06	—	40,000	5.42	100,400

(a)
The exercise price is based on our closing stock price of $5.42 on December 28, 2006.

(b)
The grant date fair value was determined in accordance with Statement of Financial Accounting Standards No, 123 (R), "Share Based Payment" and represents the full grant date fair value for restricted stock awards and options granted during our fiscal year 2007.

(c)
Mr. Teringo forfeited his stock options when he resigned in May 2007.

Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table

        We are party to employment agreements with the named executive officers as follows:

        S. Jeffrey Johnson.    We have an employment agreement with Mr. Johnson through December 31, 2010 pursuant to which he receives a current annual salary of $476,150 and a bonus to be determined at the discretion of the Board of Directors of up to Mr. Johnson's entire annual base salary. Mr. Johnson shall receive raises of at least 7% per year effective on January 1 of each year.

        Morris B. "Sam" Smith.    We have an employment agreement with Mr. Smith through May 31, 2010, appointing him as Senior Vice President and Chief Financial Officer. Pursuant to the employment agreement, his current annual salary is $300,000 and he is eligible for a bonus to be determined at the discretion of the Board of Directors of up to his entire annual base salary.

        Patrick McKinney.    We have an employment agreement with Mr. McKinney through May 31, 2010, appointing him as Senior Vice President—Engineering and Operations. Pursuant to the employment agreement, his current annual salary is $250,000 and he is eligible for a bonus to be determined at the discretion of the Board of Directors of up to his entire annual base salary and/or stock bonuses.

        Michael J. Ricketts.    We have an employment agreement through June 30, 2010 with Michael J. Ricketts, Vice President and Principal Accounting Officer. Pursuant to the employment agreement, his current annual salary is $187,000 and he is eligible for a bonus to be determined at the discretion of the Board of Directors of up to his entire annual base salary.

        James K. Teringo, Jr.    Prior to Mr. Teringo's resignation of his employment on May 22, 2007, we had an employment agreement pursuant to which we appointed Mr. Teringo as our Senior Vice President, General Counsel and Corporate Secretary through July 11, 2007 with an annual base salary is $200,000, and he was eligible for an annual bonus of up to 100% of his annual base salary at the sole discretion of the Board of Directors.

        Pursuant to the employment agreements with Messrs. Johnson, Smith, McKinney and Ricketts, without incurring any additional liability, we may terminate the employment of any of them prior to the termination of his employment agreement for the following:

  •
  upon his death,

  •
  if, due to illness, he shall have been absent or unable to perform his duties for a total of 90 days during any 12 month period, or

  •
  for "Cause."

        We shall have "Cause" to terminate either Mr. Johnson's employment or Mr. Smith's employment under his employment agreement upon one of the following:

  •
  the willful and continued failure by him to perform his duties;

  •
  the willful engaging in misconduct which is injurious or disparaging to us; or

  •
  the conviction any felony or crime of moral turpitude.

        We shall have "Cause" to terminate either Mr. McKinney's employment or Mr. Ricketts's employment under his employment agreement upon one of the following:

  •
  financial dishonesty;

  •
  willful refusal for at least 10 days to comply with reasonable directions of us after receiving written notice of such noncompliance;

  •
  gross negligence or reckless or willful misconduct in the performance of his duties;

  •
  the failure to perform, or continuing neglect in the performance of duties for at least 10 days after receipt of written notice of such failure or neglect;

  •
  misconduct which has a materially adverse effect on our business or reputation;

  •
  use of illicit or illegal drugs;

  •
  abuse of alcohol or prescription medication;

  •
  the conviction of, or plea of nolo contender to, any felony or a misdemeanor involving moral turpitude or fraud;

  •
  continuing the material breach of any provision of the employment agreement for at least 10 days after receipt of written notice of such breach;

  •
  the violation of our policies; or

  •
  a violation of the confidentiality and non-competition provisions in the employment agreement.

        See "Potential Payments Under Termination or Change in Control" for additional information regarding the specific financial ramifications for termination of a named executive officer for "cause" or pursuant to a "change in control."

        Teringo Separation Agreement.    See "Compensation Discussion and Analysis—Termination of Employment Arrangements" regarding the separation agreement entered into with Mr. Teringo in connection with his resignation.

        Bonuses.    See "Compensation Discussion and Analysis—How We Determine Each Element of Compensation—Fiscal 2007—Cash Bonuses," regarding the cash bonuses that we paid to the named executive officers in November 2006 and the rationale for such payments.

        See "Compensation Discussion and Analysis—How We Determine Each Element of Compensation—Fiscal 2007—Cash Bonuses," regarding the cash bonuses that we paid to the named executive officers that were employed by us on June 28, 2007 and the rationale for such payments.

        Stock Incentive Plan.    See "Compensation Discussion and Analysis—How We Determine Each Element of Compensation—Fiscal 2007—Stock Incentive Plan," regarding the restricted stock granted to Mr. Smith on August 11, 2006 and the rationale for such grant.

        See "Compensation Discussion and Analysis—How We Determine Each Element of Compensation—Fiscal 2007—Stock Incentive Plan," regarding the stock options granted to the named executive officers on December 28, 2006 and the rationale for such grants.

        General.    Any dividends that are paid on our common stock are also payable on the restricted stock. The named executive officers have the right to vote all shares of restricted held by them.

        Base salary paid and the amount of cash bonuses paid represented from 46% to 90% of the named executive officers' total compensation as represented in the Summary Compensation Table with the percentages being as follows: Mr. Johnson—88%; Mr. Smith—63%; Mr. McKinney—79%; Mr. Ricketts—90%; and Mr. Teringo—46%. Mr. Teringo's percentage deviates from the percentages of the other named executive officers due to the payments accrued pursuant to his separation agreement.

Outstanding Equity Awards at June 30, 2007

        The following table summarizes the total outstanding equity awards as of June 30, 2007 for each named executive officer. The market value of the stock awards was based on the closing price of our common stock as of June 29, 2007 (the last trading day of Fiscal 2007) which was $6.00 per share. The unvested restricted stock grants and stock option awards include the grants of restricted stock and grants of stock option made in Fiscal 2007 which are also included in the Grants of Plan-Based Awards Table, all of which were unvested at June 30, 2007.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(d)
S. Jeffrey Johnson	—	100,000	5.42	12/28/2016	—		—
Morris B. Smith	25,000 —	— 35,000	6.30 5.42	12/13/2015 12/28/2016	— 45,000	(b)	— 270,000
Patrick M. McKinney	—	50,000	5.42	12/28/2016	30,000	(c)	180,000
Michael J. Ricketts	—	40,000	5.42	12/28/2016	—		—

(a)
These options vest at the rate of 33.33% per year on the first, second and third anniversaries of December 28, 2006 if the named executive officer is still employed on such dates.

(b)
20,000 shares of restricted stock vest on each of June 1, 2008 and June 1, 2009 if Mr. Smith is still employed on such dates. On June 30, 2007, 5,000 shares of restricted shares were to vest on August 11, 2007 if Mr. Smith were still employed on such date. On August 11, 2007, the 5,000 shares of restricted stock vested.

(c)
30,000 shares vest on June 1, 2009 if Mr. McKinney is still employed on such date.

(d)
The market value is based on the June 29, 2007 closing price of $6.00 per share.

Option Exercises and Stock Vested During Fiscal Year 2007

        The following table summarizes for Fiscal 2007 the number of shares of stock acquired by our named executive officers upon the vesting of restricted stock and the value realized, before payout of any applicable withholding tax. No named executive officers exercised any stock options in Fiscal 2007.

OPTION EXERCISES AND STOCK VESTED

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
S. Jeffrey Johnson(a)	1,020,088	$4,784,213
Morris B. Smith	20,000	104,000
Michael J. Ricketts(a)	116,213	545,039

    (a)
    Pursuant to the terms of the Management Stock Pool Agreement dated May 28, 2004, on October 20, 2006, the Board of Directors approved the release of 1,020,088 shares of our common stock to Mr. Johnson and 116,213 shares of our common stock to Mr. Ricketts due to our June 30, 2006 proved reserves being at least 2,833 MBOE, and at June 30, 2006 our thirty day average barrel of oil per day production rate being at least 1,521 barrels of oil per day.

Potential Payments Under Termination or Change-in-Control

  Termination without Cause

        If we do one of the following to Messrs. Johnson, Smith, McKinney or Ricketts:

  •
  terminate him other than due to his physical or mental illness or other than for "Cause;"

  •
  assign him any duties materially inconsistent with his current position with us; or

  •
  assign him a title, office or status which is inconsistent with his present title, office or status, other than a promotion,

        we shall pay him in a lump sum the greater of the following:

  •
  his annual base salary for the remainder of the term of his employment agreement; or

  •
  six months of his annual base salary; plus

  •
  any accrued and unused vacation days.

        See the definition of "Cause" set forth in "Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table."

  Change of Control

        If within twelve months after a "Change in Control," we terminate the employment of Messrs. Johnson, Smith, McKinney or Ricketts for any reason or if any of them resigns at any time after any diminution of his job title, duties or compensation or the relocation of him to an office in a county that does not abut Tarrant County, Texas, we shall pay in a lump sum the applicable named executive officer three times his annual salary and three times his prior year's bonuses and shall provide for three years to him, his spouse and dependents the right to participate, at his cost, in any health and dental plans that we maintain for our employees.

        A "Change in Control" shall mean the following:

  •
  any transaction in which Cano is not the continuing or surviving corporation or pursuant to which shares of Cano's common stock would be converted into cash, securities or other property unless the holders of Cano's common stock immediately prior to such transaction have the same proportionate ownership of common stock of the surviving corporation immediately after such transaction;

  •
  any transfer of all or substantially all of the assets of Cano;

  •
  the stockholders of Cano approve any plan or proposal for the liquidation or dissolution of Cano;

  •
  the cessation of control of the board by the individuals who:

  •
  at the effective date of the agreement were directors; or

  •
  become directors after the effective date of the agreement and whose election or nomination for election by Cano's stockholders was approved by a vote of at least two-thirds of the directors then in office who were directors at the effective date or whose election or nomination for election was previously so approved;

  •
  subject to certain exceptions, the acquisition of beneficial ownership of 50% or more of the voting power of Cano's outstanding voting securities by any person or group who beneficially owned less than 50% of the voting power of Cano's outstanding voting securities on the effective date; or

  •
  a Cano bankruptcy proceeding.

        As described in "Compensation Discussion and Analysis—Termination of Employment Arrangements—Equity Plans," the unvested stock options of all employees, included the named executive officers, vest immediately prior to the effective date of a "Change-in-Control."

	Event	Cash Salary	Cash Bonus	Accrued and Unused Vacation	Acceleration of Options(4)	Total
S Jeffrey Johnson	Termination(1)	$1,822,427	$—	$18,313	$—	$1,840,740
	Change in Control and Termination(2)	1,428,450	900,000	—	58,000	2,386,450
	Change in Control and No Termination(3)	—	—	—	58,000	58,000
Morris B. Smith	Termination(1)	875,000	—	11,538	—	886,538
	Change in Control and Termination(2)	900,000	600,000	—	20,300	1,520,300
	Change in Control and No Termination(3)	—	—	—	20,300	20,300
Patrick M. McKinney	Termination(1)	729,167	—	9,615	—	738,782
	Change in Control and Termination(2)	750,000	450,000	—	29,000	1,229,000
	Change in Control and No Termination(3)	—	—	—	20,900	20,900
Michael J. Ricketts	Termination(1)	561,000	—	7,192	—	870,392
	Change in Control and Termination(2)	561,000	279,000	—	23,200	863,200
	Change in Control and No Termination(3)	—	—	—	23,200	23,200

(1)
Assumes we terminated the named executive officer on June 29, 2007 other than due to his physical or mental illness or other than for "Cause." On June 29, 2007, the term of the employment agreements for Messrs. Johnson, Smith, McKinney and Ricketts were to expire on December 31, 2010; May 31, 2010; May 31, 2010; and June 30, 2010, respectively.

(2)
Assumes that within twelve months after a "Change in Control," we terminated the employment of the named executive officer on June 29, 2007 for any reason or if on June 29, 2007, the named executive officer resigned after any diminution of his job title, duties or compensation or the relocation of him to an office in a county that does not abut Tarrant County, Texas.

(3)
Assumes a "Change in Control" only occurs on June 29, 2007, but that there is not on June 29, 2007 a termination of the employment of the named executive officer and there is no resignation on June 29, 2007 due to any diminution of his job title, duties or compensation or the relocation of him to an office in a county that does not abut Tarrant County, Texas.

(4)
This amount reflects the difference between the closing price of Cano's common stock at June 29, 2007 of $6.00 and the exercise price of $5.42 of the unvested option that would vest upon a change of control.

        On August 20, 2007, we amended the restricted stock award agreements of all employees, including the named executive officers, such that upon a "Change in Control," the unvested restricted stock vests immediately prior to the effective date of the "Change in Control." Since these amendments were not in place on June 30, 2007, we have not included the benefits relating to the vesting of the unvested restricted stock that the named executive officers would receive upon a "Change-in-Control."

        Teringo Separation Agreement.    See "Compensation Discussion and Analysis—Termination Employment Arrangements—Teringo Separation Agreement" regarding the separation agreement entered into between us and Mr. Teringo in connection with his resignation on May 22, 2007.

Director Compensation

Name	Fees Earned or Paid in Cash(5)	Option Awards(6)	Total
Donnie D. Dent	$59,000	$62,444	$121,444
Gerald W. Haddock	33,000	62,444	95,444
Randall Boyd	35,000	62,444	97,444
Donald W. Niemiec(1)	26,833	14,215	41,048
Robert L. Gaudin(1)	26,833	14,215	41,048
William O. Powell(2)	29,637	14,215	43,852
Dr. Jim Underwood(3)	56,000	62,444	118,444
Patrick W. Tolbert(4)	58,500	—	58,500
Dennis McCuistion(4)	40,667	—	40,667

    (1)
    Appointed as a director on March 2, 2007.

    (2)
    Appointed as a director on March 12, 2007.

    (3)
    Resigned as a director on June 29, 2007.

    (4)
    Resigned as a director on March 2, 2007.

    (5)
    Represents the amount of compensation earned and paid in cash during Fiscal 2007 for Board and committee service, except cash fees paid to Messrs. Niemiec, Gaudin and Powell include an amount for pro-rated annual retainer fee for services not yet earned from July 1, 2007 through December 31, 2007.

    (6)
    Amounts reported reflect the dollar amount required to be expensed for financial statement reporting purposes in Fiscal 2007 in accordance with Statement of Financial Accounting Standards No. 123 (R), "Share Based Payment" and includes awards granted in prior periods. Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. We refer you to the discussion of the assumptions used in the valuation in Note 8 of Notes to Consolidated Financial Statements in our 2007 Form 10-K. The grant date fair value of the stock awards for (i) each of Messrs. Dent, Haddock and Boyd and Dr. Underwood was $130,503; (ii) each of Messrs. Niemiec and Gaudin was $44,782; and (iii) Mr. Powell was $42,803. The grant date fair value was determined in accordance with Statement of Financial Accounting Standards No. 123 (R), "Share Based Payment" and represents the full grant date fair value for the options granted during Fiscal 2007 to our non-employee directors. The stock options granted during Fiscal 2007 was granted under our 2005 Long-Term Incentive Plan. The ultimate amount realized may be significantly more or less than the amount shown depending on the price of our stock at the time of exercise. At June 30, 2007, our directors had options exercisable into the following number of shares: Messrs. Boyd and Dent—75,000 shares; Mr. Haddock—125,000 shares; Dr. Underwood—50,000 shares; Messrs. Gaudin and Niemiec—20,833 shares; and Mr. Powell—20,137 shares.

        Each non-employee director receives an annual cash retainer of $25,000. Each non-employee director receives $1,000 cash for each Board of Directors meeting and Board of Directors committee meeting attended. Until June 28, 2007, the Audit Committee Chairman received an additional annual cash retainer of $5,000. In light of the responsibilities of the Audit Committee Chairman, on July 28, 2007, we increased the additional annual cash retainer to $10,000, effective July 1, 2007. The Compensation Committee Chairman and the Nominating and Corporate Governance Committee

Chairman and the chairman of any other committee or special committee established by the Board of Directors receive an additional annual cash retainer of $3,000.

        On December 28, 2006, Messrs. Dent, Haddock, Boyd, Tolbert and McCuistion and Dr. Underwood were granted stock options to purchase 25,000 shares of our common stock at the per share closing price on December 28, 2006 which was $5.42 with such options vesting after one year if the director is still a director on December 28, 2007. Messrs. Tolbert and McCuistion resigned from the Board of Directors on March 2, 2007 and forfeited their unvested options. On June 28, 2007, we resolved that upon the resignation of any current member of the Board of Directors who is in good standing on the date of resignation, such member's unvested stock options shall be vested and shall have the exercise period extended to 24 months after the date of resignation. On June 29, 2007, Dr. Underwood resigned as a director, his unvested stock options vested on June 29, 2007 and the exercise period for his options was extended to June 29, 2009.

        On April 4, 2007, Messrs. Niemiec and Gaudin were granted stock options to purchase 20,833 shares of our common stock and Mr. Powell was granted stock options to purchase 20,137 shares of our common stock at the per share closing price on April 4, 2007 which was $4.73 with such options vesting on December 28, 2007 if the director is still a director on December 28, 2007. These stock options represented the pro rata portion of the stock options granted on December 28, 2006 based on Messrs. Niemiec and Gaudin joining the Board of Directors on March 2, 2007 and Mr. Powell joining the Board of Directors on March 12, 2007.

Certain Relationships and Related Transactions

Honey Hole Production

        Pursuant to an agreement dated December 16, 2004, we agreed with R.C. Boyd Enterprises, a Delaware corporation, to become the lead sponsor of a television production called Honey Hole (the "Honey Hole Production"). For Fiscal 2007, we paid an aggregate of $150,000 to R.C. Boyd Enterprises. From July 1, 2007 through December 31, 2008, we are to pay an aggregate of $225,000. After December 31, 2008, we will no longer be a Honey Hole Production sponsor. We are entitled to receive two thirty second commercials during all broadcasts of the Honey Hole Production and receive opening and closing credits on each episode. As part of our sponsorship, we are able to provide fishing and outdoor opportunities for children with cancer, children from abusive family situations and military veterans. Randall Boyd, one of our current directors, is the sole shareholder of R.C. Boyd Enterprises.

Transactions involving THEprivate Energy Company

        Effective December 1, 2005, we acquired all overriding royalty interests held by THEprivate Energy Company, Inc. (formerly Cano Energy Corporation) on December 27, 2005 and we are to acquire all overriding royalty interests acquired in the future by THEprivate Energy Company, Inc. in and to the oil, natural gas and mineral leaseholder estates and personal property related to leasehold estates located on the same property on which the Davenport Field Unit's properties are located. At June 30, 2006, we had accrued $133,400 to acquire an additional 2.0% overriding royalty interest, and we consummated the transaction during August 2006.

        S. Jeffrey Johnson, our Chairman of the Board and Chief Executive Officer, was a 30% shareholder in THEprivate Energy Company, Inc. during August 2006. He no longer holds any interest in THEprivate Energy Company, Inc. The terms of the purchase agreed to in December 2005 were based on arms-length negotiations, supported by a valuation established by our independent engineer, and were substantially the same as previously paid by us to THEprivate Energy Company, Inc. for a portion of its interest in September and October of 2004. This purchase was approved by our Board of Directors pursuant to a recommendation by our Audit Committee.

September 2006 Private Placement

        On August 25, 2006, we entered into a Securities Purchase Agreement with 32 institutional investors, including the following affiliates of prior 5% stockholders: Touradji Deep Rock Master Fund, Ltd., Touradji Global Resources Master Fund, Ltd., Spendrift Partners, L.P., and Spendrift Investors (Bermuda) L.P. Touradji Deep Rock Master Fund, Ltd. purchased 1,000 shares of our Series D Convertible Preferred Stock, 250,000 shares of our common stock and warrants exercisable into 62,500 shares for an aggregate of $2,207,500. Touradji Global Resources Master Fund, Ltd. purchased 250,000 shares of our common stock and warrants exercisable into 62,500 shares for an aggregate of $1,207,500. Spendrift Partners, LP purchased 5,837 shares of our Series D Convertible Preferred Stock for an aggregate of $5,837,000. Spendrift Investors (Bermuda) L.P. purchased 7,100 shares of our Series D Convertible Preferred Stock for an aggregate of $7,100,000. In addition, the following investors became or are affiliates of holders who became holders of 5% or more of our common stock and/or Series D Convertible Preferred Stock: D.E. Shaw Laminar Portfolios, L.L.C., Fort Mason Master, L.P., Fort Mason Partners, L.P., GLG North American Opportunity Fund, William Herbert Hunt Trust Estate, Trapeze Asset Management, Inc. and Trapeze Capital Corp. D.E. Shaw Laminar Portfolios, L.L.C. purchased 10,005 shares of our Series D Convertible Preferred Stock for an aggregate of $10,005,000. Fort Mason Master, L.P. purchased 3,756 shares of our Series D Convertible Preferred Stock for an aggregate of $3,756,000. Fort Mason Partners, L.P. purchased 244 shares of our Series D Convertible Preferred Stock for an aggregate of $244,000. GLG North American Opportunity Fund purchased 5,175 shares of our Series D Convertible Preferred Stock, 1,050,000 shares of our common stock and warrants exercisable into 262,500 shares for an aggregate of $10,246,500. William Herbert Hunt Trust Estate purchased 2,875 shares of our Series D Convertible Preferred Stock, 500,000 shares of our common stock and warrants exercisable into 125,000 shares for an aggregate of $5,290,000. Trapeze Asset Management, Inc. purchased 2,692 shares of our Series D Convertible Preferred Stock, 1,187,500 shares of our common stock and warrants exercisable into 296,875 shares for an aggregate of $8,427,625. Trapeze Capital Corp. purchased 810 shares of our Series D Convertible Preferred Stock, 412,500 shares of our common stock and warrants exercisable into 103,125 shares for an aggregate of $2,802,375. The purchases closed on September 6, 2006.

Related Party Transaction Policy

        In addition to the obligations of the directors, officers and employees under our Code of Ethics and Business Conduct, available at www.canopetro.com, the Board of Directors has adopted a written policy with respect to the review, approval or ratification of related party transactions. Our policy generally defines a related party transaction as a transaction or series of related transactions or any material amendment to any such transaction of $120,000 or more involving Cano and any executive officer of Cano, any director or director nominee of Cano, persons owning 5% or more of our outstanding stock at the time of the transaction, any immediate family member of any of the foregoing persons, or any entity that is owned or controlled by any of the foregoing persons or in which any such person serves as an executive officer or general partner or, together with all of the foregoing persons, owns 10% or more of the equity interests thereof.

        The policy requires our Audit Committee, or if it is not practicable for Cano to have an Audit Committee meeting, the chairman of the Audit Committee, to review and approve related party transactions and any material amendments to such related party transactions. In reviewing and approving any related party transaction or any material amendment thereto, the Audit Committee, or the chairman if applicable, is to (i) satisfy itself or himself that it or him has been fully informed as to the related party's relationship and interest and as to the material facts of the proposed related party transaction or material amendment thereto is fair to the Company. At each Audit Committee meeting, management shall recommend any related party transactions and any material amendments thereto, if applicable, to be entered into by us. If the chairman of the Audit Committee approves the related party transactions or material amendment thereto, the chairman shall present the transactions or amendments to the Audit Committee at its next meeting for ratification. After review, the Audit Committee shall approve or disapprove, or ratify or not ratify if applicable, such transactions and any material amendments to such transactions.

        Because our written related party transaction policy was not in place in Fiscal 2007 or early in the year-ending June 30, 2008, none of the transactions identified above was approved in accordance with such policy. However, the Audit Committee has subsequently ratified all the transactions in accordance with the policy. The Audit Committee has approved the transaction with Honey Hole Production for the year-ending December 31, 2008.

Securities Authorized for Issuance Under Equity Compensation Plans

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding) securities reflected as column (a) (c)
Equity compensation approved by security holders	676,513		$5.52	2,668,487	(1)
Equity compensation plans not approved by security holders
• All Directors	75,000	(2)	$4.13	0
• Individual Director	50,000	(3)	$4.00	0
Total	801,513		$5.30	2,668,487

(1)
The 2,668,487 shares available for future issuance are under the 2005 Long-Term Incentive Plan which permits the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights and other awards.

(2)
During our March 2005 Board of Directors meeting, the directors approved our 2005 Directors' Stock Option Plan. The purpose of the plan was to attract, retain and compensate highly qualified individuals who are not employees for service as members of the Board of Directors by providing them with competitive compensation and an ownership interest in our common stock. The plan became effective on April 1, 2005 and was terminated by the Board of Directors in December 2005 except for the grants that had already been made pursuant to such plan. At June 30, 2007, there were options outstanding exercisable into 25,000 shares under the Directors stock option plan issued to each of the following: Donnie D. Dent, Gerald W. Haddock and Randall Boyd. Each of these options has an exercise price of $4.13 per share. The presently granted options vested on April 1, 2006 and expire on April 1, 2015.

(3)
Mr. Haddock agreed to provide certain management and financial consulting services to us. In consideration for such services, we granted Mr. Haddock options to purchase 50,000 shares of our common stock at an exercise price of $4.00 per share. Such options become exercisable six months from the grant date (the "Vest Date") and expire ten years from the Vest Date.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of change in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, the following persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during the most recent fiscal year:

Name and Relationship	Number of late reports	Transactions not timely reported	Known failures to file a required form
Patrick Tolbert (Director)	1	0	0
1346049 Ontario Ltd. (10% Stockholder)	1	0	0
Randall Abramson (10% Stockholder)	3	5	0

STOCKHOLDER PROPOSALS

        It is currently contemplated that Cano's 2008 Annual Meeting of Stockholders will take place on December 10, 2008. Under the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as Directors, or to introduce an item of business at an Annual Meeting of Stockholders. Any stockholder who intends to present a proposal at the 2008 Annual Meeting of Stockholders, and who wishes to have a proposal included in Cano's proxy statement for that meeting, must deliver the proposal to the attention of Cano's Secretary at Cano's principal executive offices at 801 Cherry St., Suite 3200, Fort Worth, TX 76102, for receipt not later than July 10, 2008. A stockholder proposal submitted outside of the processes established in Regulation 14a-8 promulgated by the SEC will be considered untimely after September 21, 2008. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

        Nomination Requirements.    The nomination of an individual to the Board of Directors by a stockholder must contain the following information:

  •
  as to the nominee:

  •
  the name, age, business address and residence address of the person;

  •
  the principal occupation or employment of the person;

  •
  the class and number of shares of capital stock of the corporation which are beneficially owned by the person; and

  •
  such other information relating to the person, as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such person whether or not such proxies are in fact solicited for the election of such person; and

  •
  as to the stockholder giving the notice

  •
  the name and address, as they appear in Cano's stock ledger, of the stockholder and the name and address of the beneficial owner of Cano's shares of stock, if different from the record stockholder, on whose behalf the recommendation is made;

  •
  the class and number of the shares of stock of Cano that are owned beneficially and of record by the record stockholder and by the beneficial owner of Cano's shares of stock, if different from the record stockholder, on whose behalf the recommendation is made;

  •
  any material interest or relationship that such recommending record stockholder and/or the beneficial owner of Cano's shares of stock, if different from the record stockholder, on whose behalf the recommendation is made, have with the recommended individual;

  •
  biographical information concerning the recommended individual, including age, employment history (including employer names and a description of the employer's business);

  •
  all previous and current board memberships or similar positions held by the recommended individual; any other information that the stockholder believes would aid the committee in its evaluation of the recommended individual;

  •
  written consent of the recommended individual

  •
  to stand for election if nominated by the Board of Directors and to serve as director if elected by Cano's stockholders,

    •
    to comply with the expectations and requirements for service on the Board of Directors set forth in the Code of Ethics and Business Conduct and any other applicable rule, regulation, policy or standard of conduct applicable to the Board of Directors and its individual members;

    •
    to provide all relevant information required to conduct an evaluation; and

    •
    all other information relating to the recommended individual that may be required by applicable laws.

        We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility for election of such nominee as a director.

        Stockholder Proposal Requirements.    Notice of a proposed item of business by a stockholder, other than the nomination of an individual to the Board of Directors, must include:

  •
  a reasonably detailed description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,

  •
  the name and address, as they appear in Cano's stock ledger, of the stockholder and the name and address of the beneficial owner of Cano's shares of stock, if different from the record stockholder, on whose behalf the recommendation is made,

  •
  the class and number of the shares of stock of Cano that are owned beneficially and of record by the record stockholder and by the beneficial owner of Cano's shares of stock, if different from the record stockholder, on whose behalf the recommendation is made,

  •
  any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business, and

  •
  such other information relating to the stockholder or the business proposed to be brought before the meeting as is required to be disclosed under the rules of the Securities and Exchange Commission governing the solicitation of proxies whether or not such proxies are in fact solicited by the stockholder.

        Other.    The Board is not aware of any matters that are expected to come before the 2007 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

        The nominating process for stockholder recommendations concerning possible candidates for the nomination to the Board of Directors has not changed from the process disclosed in the 2006 proxy statement. The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

        A stockholder may communicate directly with the Board of Directors or a committee of the Board of Directors by writing to Cano's Secretary, c/o Cano Petroleum, Inc., 801 Cherry St., Suite 3100, Fort Worth, TX 76102. Cano's Secretary will then forward your questions or comments directly to the Board of Directors unless the communication is frivolous or includes advertising, solicitation for business, requests for employment, requests for contribution or a communication of a similar nature. A stockholder communication relating to Cano's accounting, internal accounting controls or auditing will be referred to the members of the Audit Committee.

        The Secretary will send a written acknowledgement to a stockholder upon receipt of the communication submitted in accordance with the provisions set forth in this proxy statement unless the communication is frivolous or includes advertising, solicitation for business, requests for employment, requests for contribution or a communication of a similar nature. A stockholder wishing to contact the directors may do so anonymously; however, stockholders are encouraged to provide the name in which Cano's shares of stock are held and the number of such shares held.

        The following communications to the directors will not be considered a stockholder communication: (i) communication from a Cano officer or director; (ii) communication from a Cano employee or agent, unless submitted solely in such employee's or agent's capacity as a stockholder; and (iii) any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

INDEPENDENT PUBLIC ACCOUNTANTS

        The following table presents fees for professional audit services rendered by Hein & Associates for the audit of Cano's consolidated financial statements as of and for the years ended June 30, 2006 and 2007, and for other services normally provided in connection with statutory filings. This table also reflects fees for other services.

	2007	2006
Audit Fees(1)	$528,352	$237,683
Audit-Related Fees(2)	114,800	134,065
Tax Fees(3)	71,222	46,670
All Other Fees	—	—
Total fees	$714,374	$418,418

    (1)
    Includes audit of our financial statements included in our annual report on Form 10-K and 10-KSB, as applicable, reviews of quarterly financial reports on Form 10-Q and 10-QSB, as applicable, review of registration statements and for other services normally provided in connection with statutory filings.

    (2)
    Primarily pertains to review of financial statements and footnotes for acquisitions filed on Form 8-Ks and Section 404 implementation consultations.

    (3)
    Includes tax compliance, technical tax advice and tax planning in connection with the preparation of tax forms.

        It is expected that a representative of Hein & Associates LLP will be present at the Annual Meeting to respond to questions, but not to make a statement.

        We have established a policy to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. The chair of the Audit Committee is also authorized, pursuant to delegated authority, to pre-approve services on a case-by-case basis, and such approvals are communicated to the full Audit Committee at its next meeting. The Audit Committee approved 100% of the services described under the Audit Related Fees and Tax Fees.

Annual Report to Stockholders

        Our Annual Report to Stockholders for the year ended June 30, 2007, is being mailed to stockholders simultaneously with the mailing of this proxy statement. The Annual Report contains audited financial statements and is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

Other Business

        We do not expect any business to come up for stockholder vote at the meeting other than the election of directors and the proposals contained in this proxy. If, however, any other matters properly come before the meeting, your proxy card authorizes the persons named as proxies to vote in accordance with their judgment on such other matters.

Questions

        If you have any questions or need more information about the annual meeting, please contact:

Cano Petroleum, Inc.
Phillip Feiner Assistant General Counsel and Corporate Secretary 801 Cherry St., Suite 3200, Fort Worth, Texas 76102 Phone: 877-698-0900.
On behalf of the Board of Directors,
/s/ PHILLIP FEINER PHILLIP FEINER Corporate Secretary

Fort Worth, Texas
October 29, 2007

PROXY

Cano Petroleum, Inc.
Burnett Plaza
801 Cherry St., Suite 3200
Fort Worth, Texas 76102

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
CANO PETROLEUM, INC. FOR THE ANNUAL MEETING ON DECEMBER 12, 2007

The undersigned hereby constitutes and appoints S. Jeffrey Johnson and Morris B. Smith his true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated on this proxy card, all of the shares of common stock of Cano Petroleum, Inc. and all of the shares of Series D Convertible Preferred Stock, voting on an as converted basis with the shares of common stock, held of record by the undersigned on October 29, 2007, at the Annual Meeting of Stockholders to be held at 10:00 a.m. CST at the Forth Worth Club, 306 West 7th Street, Fort Worth, Texas 76102, on Wednesday, December 12, 2007, and at any adjournments or postponements thereof, on all matters coming before said meeting, and especially to vote on the items of business specified on the reverse side, as more fully described in the notice of the meeting dated October 29, 2007 and the proxy statement accompanying such notice.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR ALL THE NOMINEES FOR DIRECTOR, (II) FOR THE RATIFICATION OF HEIN & ASSOCIATES LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING JUNE 30, 2008, AND (III) IN THE DISCRETION OF THE PROXY OR PROXIES, ON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

(Continued, and to be marked, dated and signed, on the other side)

[CANO PETROLEUM, INC. LOGO] INTERWEST RE: CANO PETROLEUM 1981 EAST MURRAY HOLLADAY ROAD, SUITE 100 SALT LAKE CITY, UT 84117	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Cano Petroleum, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cano Petroleum, Inc. c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CANPE1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CANO PETROLEUM, INC.

Vote on Directors

Proposal 1—Election of Directors:	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
Nominees:
1) S. Jeffrey Johnson	5) Robert L. Gaudin
2) Gerald W. Haddock	6) William O. Powell, III
3) Randall Boyd	7) David W. Wehlmann
4) Donald W. Niemiec
	For	Against	Abstain
Proposal 2—Ratification of Hein & Associates LLP as the Company's independent registered public accounting firm for the year ending June 30, 2008	☐	☐	☐

Note: Please mark, date and sign this proxy card and return it in the enclosed envelope. Please sign as your name appears hereon. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.
	YES	NO
Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

QuickLinks

PROXY STATEMENT
FREQUENTLY ASKED QUESTIONS AND ANSWERS
BUSINESS OF THE MEETING
Proposal 1: ELECTION OF DIRECTORS
INFORMATION WITH RESPECT TO NOMINEES
Nominees for Director
Proposal 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE OFFICERS
BENEFICIAL OWNERSHIP OF VOTING SECURITIES
COMPENSATION OF NAMED EXECUTIVE OFFICERS
STOCKHOLDER PROPOSALS
STOCKHOLDER COMMUNICATIONS WITH DIRECTORS
INDEPENDENT PUBLIC ACCOUNTANTS
PROXY CARD